Exhibit 10.59

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DEVELOPMENT AND LICENSE AGREEMENT

BETWEEN

DURECT CORPORATION

AND

HOSPIRA, INC.

DATED AS OF

JUNE 1, 2010

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DEVELOPMENT AND LICENSE AGREEMENT

THIS DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”) is entered into on June 1, 2010 (“Effective Date”), by and between Durect Corporation, a corporation organized and existing under the laws of the State of Delaware, having offices located at 2 Results Way, Cupertino, CA 95014 (“Durect”), and Hospira, Inc., a corporation organized under the laws of the State of Delaware, having offices located at 275 N Field Drive, Lake Forest, IL 60045 (“Hospira”).

PRELIMINARY STATEMENTS

A. Durect owns and controls rights in and to the product known as POSIDUR™ currently under development by Durect.

B. Hospira is a pharmaceutical company possessing expertise in the development and marketing of pharmaceutical products.

C. Hospira desires to participate in the development of POSIDUR and other specified products and obtain a license for the development, manufacturing and commercialization of such products in a specified territory, and Durect desires for Hospira to participate in the development of such products and to grant a license for development, manufacturing and commercialization of such products in such territory to Hospira.

D. Durect and Hospira wish to enter into this Agreement to specify the rights and obligations of the parties with respect to the license for such products, including the rights and obligations of the parties with respect to the development, manufacturing and commercialization of such products in the specified territory.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NOW THEREFORE, in consideration of the mutual covenants and agreements provided herein, the parties hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the meanings set forth in this Section 1:

1.1 “Affiliate” shall mean with respect to either Party, a Person or entity that directly or indirectly through one or more Affiliates, controls, is controlled by, or is under common control with such Party. For the purpose of this definition, “control” means (a) ownership of more than fifty percent (50%) of the capital stock or share capital entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of equity or voting interest of the entity, in the case of any other legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity. An entity will be an Affiliate for purposes of this Agreement only so long as it satisfies the definition set forth herein.

1.2 “Applicable Laws” shall mean all federal, state, local rules, regulations or national laws, statutes, rules and regulations, including any requirements of all Regulatory Authorities, major national securities exchange or major securities listing organizations that may be in effect from time to time during the Term of this Agreement and applicable to a particular activity hereunder.

1.3 “Bupivacaine” means 1-butyl-N-(2,6-dimethylphenyl) piperidine-2-carboxamide, including any and all pharmaceutically acceptable salts, solvates, prodrugs, esters, free base forms, enantiomers (and racemic or other mixtures of said enantiomers) thereof.

1.4 “cGMP” shall mean current Good Manufacturing Practice for medicinal products for human use as set forth in U.S. Code of Federal Regulations 21 CFR Part 210, 211 et seq. and Canadian equivalent thereof, as applicable, each as amended from time to time.

1.5 “Clinical Trial” shall mean an investigation in human subjects and/or patients intended to discover or verify the clinical, pharmacological and/or other pharmacodynamic effects of an investigational product(s), and/or to identify any adverse reactions to an

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

investigational product(s), and/or to study absorption, distribution, metabolism, and excretion of an investigational product(s) with the objective of ascertaining its safety and/or efficacy.

1.6 “CMC” shall mean chemistry, manufacturing and controls.

1.7 “CMC Data” shall mean the information contained in the CMC section of the NDA as defined in 21 C.F.R. § 314.56(d)(1), as amended (or the equivalent in other Regulatory Approvals in other Jurisdictions in the Territory), of a Licensed Product in the Field in the Territory generated with respect to the Licensed Product that is Controlled at any time during the Term of this Agreement by a Party, or any Affiliate, subcontractor, agent, licensee thereof, or jointly by any of the foregoing.

1.8 “Collaboration Inventions” means all Know-How (whether or not patentable) conceived and/or reduced to practice by or for a Party, or any Affiliate, subcontractor, agent, or licensee thereof, or jointly by any of the foregoing, arising out of or in connection with performing the activities under this Agreement.

1.9 “Committee” shall mean any of the “Joint Executive Committee” (JEC), the “Joint Steering Committee” (JSC) or “Commercialization Committee” (CC) and, when used in the plural, shall mean all of them or more than one of them, as the case may be.

1.10 “Commercial Sublicense” means the sublicense by Hospira to a Commercial Sublicensee.

1.11 “Commercial Sublicense Fees” means any upfront payments, milestone payments and other license payments (including the fair market value of debt or equity securities or other consideration) received by Hospira or any Affiliate thereof as consideration for a Commercial Sublicense. [* * *]

1.12 “Commercial Sublicensee” means a Third Party in the Territory that, in return for paying Hospira or any of its Affiliates any upfront license fees, milestone license fees and/or royalties on the sale of a Licensed Product, is granted Commercialization rights to the Licensed Product by Hospira or any of its Affiliates such that the Third Party has the right to record sales for its own account in lieu of Hospira. [* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.13 “Commercialization” or “Commercialize” shall mean any and all activities directed to the commercialization of a Licensed Product in the Field in the Territory, including pre-launch and post-launch marketing, promoting, distributing, importing and exporting, using, keeping for sale, offering to sell and selling the Licensed Product in the Field in the Territory.

1.14 “Commercially Reasonable Efforts” shall mean, with respect to an activity to Exploit a Licensed Product, the level of effort used by a Party to conduct such activities for its own proprietary product that is at a similar stage in its lifecycle and is of comparable market potential or profit potential, taking into account relevant considerations, including [* * *]. Commercially Reasonable Efforts shall be determined on a Jurisdiction-by-Jurisdiction basis in the Territory.

1.15 “Competing Product” shall mean a sustained release pharmaceutical product containing one or more Drugs for use in the Field which is intended for administration into the body other than by the [* * *] routes of delivery, other than a Licensed Product.
[* * *]

1.16 “Confidential Information” means any and all proprietary information or material, whether oral, visual, in writing or in any other form, that, at any time since or after the date hereof, has been or is provided, communicated or otherwise made known to the receiving Party or any of its Affiliates by or on behalf of the disclosing Party or any of its Affiliates pursuant to this Agreement or in connection with the transactions contemplated hereby or any discussions or negotiations with respect thereto.

1.17 “Control” or “Controlled” shall mean the ownership in and to or the possession of Intellectual Property Rights (including patent rights, Know-How, trade secrets, data and rights to access or cross-reference regulatory filings) by a Party or its Affiliate with the right to grant to the other Party a license, sublicense or other right to use, of the scope provided for in this Agreement, to such intangible or Intellectual Property Rights, without violating the terms of any Applicable Laws, agreement or other arrangement, or increasing the amount of any

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

payments between such Party and any Third Party existing at the time such Party or such Affiliate would be first required hereunder to grant the other Party such license, sublicense or other right.

1.18 “Cost” shall mean all reasonable internal and external costs (including cost of labor), expenses and materials associated with an activity.

1.19 “Development Costs” shall mean the Costs of performing the Development Plan as calculated in accordance with
Schedule 1.19.

1.20 “Development Data” shall mean all Preclinical, Non-Clinical and Clinical data and CMC Data, including pharmacological, pharmacokinetic and toxicological data and all data included in any Regulatory Documentation, generated with respect to a Licensed Product that is Controlled at any time during the Term of this Agreement by a Party, or any Affiliate, subcontractor, agent, licensee thereof, or jointly by any of the foregoing.

1.21 “Dollars” shall mean U.S. Dollars, the lawful currency of the United States.

1.22 “Dosage Form Development” shall mean any pharmaceutical development activities for a Licensed Product that are necessary to design or modify a pharmaceutical formulation which includes formulation development, in vitro studies on solubility, stability, physical and chemical characteristics, denaturation, particle formation, crystallization, micronization, excipient selection, compounding, mixing, sterilization, filtration, quality assurance and control.

1.23 “Drug” shall mean any one of the following: [* * *]

1.24 “Durect Technology” shall mean all Intellectual Property Rights and Know-How related to the SABERTM Delivery System, the SABERTM Patent Rights, the Product Know-How, the Product Patent Rights, Product Collaboration Inventions, Durect Collaboration Inventions and Durect’s rights in Joint Inventions, that are in each case Controlled by Durect or any of its Affiliates during the Term of the Agreement.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.25 “Exploit” means to make, have made, import, export, use, sell, or offer for sale, including to research, develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, transport, distribute, promote, market or have sold or otherwise dispose of a Licensed Product. “Exploitation” means the act of Exploiting a Licensed Product.

1.26 “FDA” shall mean the United States Food and Drug Administration and any successor thereto.

1.27 “FDC Act” means the United States Federal Food, Drug, and Cosmetic Act and any successor acts thereto, as amended from time to time.

1.28 “Field” shall mean all pain applications.

1.29 “First Commercial Sale” shall mean: (i) with respect to a Jurisdiction, the first sale for use, consumption or resale of any Licensed Product by Hospira or an Affiliate or a Commercial Sublicensee thereof to a Third Party in a bona fide arm’s-length transaction in such Jurisdiction as evidenced by the invoice date for such sale after Regulatory Approval has been obtained in such Jurisdiction within the Territory and (ii) with respect to the Territory, the First Commercial Sale in any Jurisdiction. A sale to an Affiliate or a Commercial Sublicensee shall not constitute a First Commercial Sale unless the Affiliate or Commercial Sublicensee is the end-user of a Licensed Product. For avoidance of doubt, the provision of free samples of any Licensed Product including for purposes of testing, marketing, sampling and promotional use, Clinical Trial purposes or compassionate or similar use shall not be construed to constitute a sale of any Licensed Product for purposes of this definition.

1.30 “Future Licensed Products” shall mean all Licensed Products other than the Initial Licensed Product which come into existence under the terms of this Agreement.

1.31 “GAAP” shall mean generally accepted accounting principles recognized in the United States.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.32 “Governmental Entity” shall mean any regional, central, federal, state, provincial or local court, commission or governmental, regulatory or administrative body, board, bureau, agency, instrumentality, authority or tribunal or any subdivision thereof.

1.33 “ICH Guidelines” shall mean the then-current guidelines applicable to pharmaceutical products adopted by the International Conference on Harmonization.

1.34 “IND” shall mean an Investigational New Drug application or Clinical Trial application (together with all subsequent submissions, supplements and amendments thereto, and any materials, documents or information referred to or relied upon thereby) filed with the FDA to commence Clinical Trials, and its equivalent in other Jurisdictions in the Territory.

1.35 “Initial Licensed Product” shall mean the pharmaceutical product under development currently known as SABER™-Bupivacaine or POSIDUR™ consisting of a Licensed Product wherein the Drug is Bupivacaine, as described in Schedule 1.35 hereto.

1.36 “Initial Licensed Product Trademarks” shall mean the trademark POSIDUR™, and OPTESIA™ and all applications, registrations, extensions and renewals relating thereto.

1.37 “Intellectual Property Rights” shall mean Patents, copyrights, trade secrets, database rights, proprietary Know-How and similar rights of any type (excluding trademarks) under the laws of any Governmental Entity, including all applications, registrations, extensions and renewals relating to any of the foregoing.

1.38 “Jurisdiction” shall mean a country within the Territory.

1.39 “Know-How” shall mean all technical information and other technical subject matter, proprietary methods, ideas, concepts, formulations, discoveries, inventions, devices, technology, trade secrets, compositions, designs, formulae, know-how, show-how, specifications, drawings, techniques, results, processes, methods, procedures and/or designs whether or not patentable.

1.40 “Knowledge” shall mean, with respect to a Party, the good faith understanding of the facts and information in the possession of an officer of such Party or any of its Affiliates.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

For purposes of this definition, an “officer” shall mean any person in the position of vice president or above, including any chief executive officer, president, or chief medical officer of a Party or any of its Affiliates.

1.41 “Line Extension” of a Licensed Product shall mean a pharmaceutical product which is an improvement, reformulation or line extension (including any primary packaging modification) of the Licensed Product intended to be Commercialized after the first Regulatory Approval of the Licensed Product which uses the identical Drug(s) as the Licensed Product as the active pharmaceutical ingredient(s) formulated in the SABER™ Delivery System for use in the Field and in the Territory which is administered into the body other than by the [* * *] routes of delivery.

1.42 “Licensed Product” shall mean a pharmaceutical product consisting of one or more Drugs as the sole active pharmaceutical ingredient(s) formulated in the SABER™ Delivery System for use in the Field and in the Territory which is intended for administration into the body other than by [* * *], including all dosage strengths and Line Extensions thereof.

1.43 “Manufacture” and “Manufacturing” shall mean all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of a Licensed Product or any excipients thereof, including stability testing, quality assurance and quality control.

1.44 “Marketing Exclusivity Right” shall mean a marketing or data exclusivity right conferred as a result of (a) designation as a drug for rare diseases or conditions under Sections 525 et seq. of the FDC Act, (b) an exclusive right to sell under an NDA pursuant to Section 505(j)(5)(F)(ii), (iii) and (iv) or 505(c)(3)(E)(ii), (iii) and (iv) of the FDC Act or any relevant subsequent legislation, rules or regulations, or (c) the exclusive right granted by the FDA upon completion of pediatric studies requested by the FDA under Section 505A(a) of the FDC Act, including any equivalent or similar rights applicable in another Jurisdiction in the Territory, successor legislations of any of the foregoing or subsequent legislation that has the effect of extending marketing or data exclusivity right to a pharmaceutical product in the Territory.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.45 “Non-Clinical” when used with respect to studies or data refers to safety, toxicology and other studies undertaken in non-human animals in support of Clinical Trials or otherwise required for Regulatory Approval.

1.46 “NDA” shall mean any applicable “New Drug Application,” filed with the FDA as described in 21 CFR, as amended.

1.47 “Net Sales” shall mean, for any period, the total amount billed or invoiced on sales of a Licensed Product (in its final, finished form for use by the end user) in the Field in the Territory by Hospira, its Affiliates or Commercial Sublicensees to independent, unrelated Third Parties such as wholesalers, distributors or end-users in bona fide arm’s length transactions, less the following deductions, in each case related specifically to the Licensed Product and actually allowed and/or taken by a Third Party and not otherwise recovered by or reimbursed to Hospira, its Affiliates or Commercial Sublicensees:

(i) trade, cash and quantity discounts (other than price discounts granted at the time of invoicing and already included in the gross amount invoiced);

(ii) price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities;

(iii) taxes on sales (such as sales taxes, value added taxes, use taxes or similar taxes), but not including taxes assessed against the income derived from such sales;

(iv) custom duties, surcharges and other governmental charges incurred in connection with the exportation or importation of the Licensed Product;

(v) freight, insurance and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by distributors, wholesalers and warehousing chains related to the distribution of the Licensed Product that are treated as sales allowances under GAAP if GAAP is applicable to such selling party, provided that such fees are consistent with those charged across the selling party’s product line;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(vi) amounts repaid or credited by reason of rejections, defects, return credits, recalls or returns or because of retroactive price reductions, including rebates or wholesaler charge backs; and

(vii) the portion of management fees paid during the relevant time period to group purchasing organizations and/or pharmaceutical benefit managers relating specifically to the finished Licensed Product that are treated as sales allowances under GAAP if GAAP is applicable to such selling party, provided that such fees are consistent with those charged across the selling party’s product line.

Where any reduction in the invoice price or deduction therefrom is based on sales of a bundle of products in which the Licensed Product for use in the Field in the Territory is included, the reduction in price or deduction therefrom would be allocated as actually credited unless such Licensed Product receives a higher than pro rata share of any reduction or deduction that the bundled set of products receives. In such case, the reduction or deduction therefrom shall be allocated to such Licensed Product on a no greater than a pro rata basis based on the sales value (i.e., the unit average selling price multiplied by the number of units) of such Licensed Product relative to the sales value contributed by the other products in the bundle with respect to such sale.

Subject to the above, Net Sales shall be calculated in accordance with the applicable selling party’s standard internal policies and procedures, which must be in accordance with GAAP if GAAP is applicable to such party. If consideration in addition to or in lieu of money is received for the sale of the Licensed Product in the Field in the Territory on an arm’s-length transaction, the fair market value of such consideration must be included in the determination of Net Sales for such a sale. Net Sales shall not include (a) sales, transfers or dispositions between or among Hospira, its Affiliates or Commercial Sublicensees, (b) sales, transfers or dispositions of Licensed Product for sampling, Preclinical, Clinical Trial or regulatory purposes conducted by or on behalf of Hospira, its Affiliates or Commercial Sublicensees in connection with the Licensed Product in the Field in the Territory, (c) destruction of the Licensed Product and (d) sales, transfers or dispositions for legitimate charitable purposes at no charge.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[* * *]

Net Sales shall not include any amount billed or invoiced on sales of a Licensed Product in a Jurisdiction after expiration of the Royalty Term with respect to such Licensed Product in such Jurisdiction.

1.48 “Nycomed Agreement” shall mean the agreement entered into between Durect and Nycomed Danmark APS dated November 29, 2006, as amended by the amendment dated February 18, 2010.

1.49 “Party” shall mean Durect or Hospira, as the case may be, and, when used in the plural, shall mean Durect and Hospira.

1.50 “Patent” and “Patents” shall mean issued patents and patent applications, including any and all provisionals, continuations, divisionals, continuation-in-part applications, foreign counterparts, substitutions, reissues, renewals, re-examinations, supplementary protection certificates, patent term extensions, adjustments or restoration rights, registrations, confirmations or subsequently issued protective rights of similar nature of any of the above.

1.51 “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, or other entity or organization, in any case whether for-profit or not-for profit, and including, without limiting the generality of any of the foregoing, a government or political subdivision, department or agency of a government.

1.52 “Preclinical” shall mean preliminary pharmacological studies undertaken in non-human animals, but not necessarily for purposes of submission in support of Regulatory Approval.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.53 “Pricing” or “Pricing Approval” shall mean any and all pricing approvals, licenses, registrations or authorizations of any Regulatory Authority necessary to Commercialize, promote, distribute, sell or market a Licensed Product in the Field and in the Territory.

1.54 “Product Know-How” shall mean Know-How related to the Licensed Products that is (a) Controlled by Durect or any of its Affiliates during the Term of this Agreement and (b) useful for a Party, or its Affiliates and/or licensees to Exploit any Licensed Product in the Territory.

1.55 “Product Patents Rights” shall mean (i) those Patents in the Territory Controlled by Durect or any of its Affiliates during the Term which relate to the Licensed Products, excluding the SABERTM Patent Rights and (ii) those Patents in the Territory Controlled by Durect or any of its Affiliates during the Term which cover Product Collaboration Inventions. Schedule 1.55 sets forth a list of the Product Patent Rights as of the Effective Date. Schedule 1.55 shall be updated by Durect on a regular basis throughout the Term.

1.56 “Regulatory Approval” means approvals (including NDAs), licenses, registrations or authorizations of any Regulatory Authority of the Regulatory Approval Application necessary to Manufacture and Commercialize a Licensed Product in a Jurisdiction.

1.57 “Regulatory Approval Application” shall mean an NDA in the U.S., a New Drug Submission in Canada, or other similar documentation required to be approved before commercial sale or use of a Licensed Product as a pharmaceutical or medicinal product in a Jurisdiction.

1.58 “Regulatory Authority” shall mean the FDA, Health Canada and any other Governmental Entity in the Territory or Jurisdiction regulating or otherwise exercising authority over the distribution, manufacture, use, storage, transport, Clinical Trial or sale of a Licensed Product.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.59 “Regulatory Documentation” shall mean all submissions to Regulatory Authorities, including for Clinical Trials, Non-Clinical trials, Pre-Clinical trials, tests, and biostudies, relating to a Licensed Product, including all INDs and Regulatory Approval Applications, as well as all correspondence with Regulatory Authorities (registration and licenses, Pricing and Reimbursement correspondence, regulatory drug lists, advertising and promotion documents), Adverse Event files, complaint files, Manufacturing records and inspection reports.

1.60 “Reimbursement” or “Reimbursement Approval” shall mean any and all reimbursement approvals, licenses, registrations or authorizations of the Regulatory Authority in any Jurisdiction necessary to Commercialize, promote, distribute, sell or market a Licensed Product in the Field to cover the costs related to the treatment of patients with a Licensed Product.

1.61 “Royalty Term” shall mean, with respect to a Licensed Product, in each Jurisdiction of the Territory, the period of time commencing on the First Commercial Sale of the Licensed Product in such Jurisdiction and ending on the later of: (a) [* * *] years from the date of the First Commercial Sale of the Licensed Product in such Jurisdiction and (b) the end of the Patent Royalty Term for such Licensed Product in such Jurisdiction.

1.62 “SABERTM Delivery System” shall mean Durect’s non-polymeric, high viscosity liquid carrier system for imparting controlled release to active ingredients, including any and all Intellectual Property Rights therein and thereto.

1.63 “SABERTM Patent Rights” shall mean those Patents in the Territory Controlled by Durect or any of its Affiliates during the Term which relate to the SABERTM Delivery System as listed in Schedule 1.63. Schedule 1.63 shall be updated by Durect on a regular basis throughout the Term.

1.64 “Specifications” shall mean the specifications for a Licensed Product as agreed upon by the JSC, considering the applicable regulatory requirements in the Territory, as may be amended from time to time.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.65 “Substitutable Product” shall mean a sustained release pharmaceutical product that is bioequivalent and substitutable for the applicable Licensed Product and given an “AA” or “AB” therapeutic equivalence code to the applicable Licensed Product in the FDA Orange Book or equivalent thereof.

1.66 “Territory” shall mean the U.S. and Canada, excluding with respect to any Licensed Product, any Jurisdiction in which Hospira’s rights to such Licensed Product have terminated under the terms of this Agreement.

1.67 “Third Party” shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

1.68 “Topical” shall mean a route of delivery which consists of application externally and topically to the epidermis other than to a wound or incision.

1.69 “U.S.” shall mean the United States of America, including all states, territories and possessions (including Puerto Rico) thereof.

1.70 “Valid Claim” means (a) any claim of issued and unexpired Patents covering Durect Technology that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and (ii) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or (b) any claim of a pending Patent Right covering Durect Technology that was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application; provided that such application has not been pending for more than [* * *] years.

1.71 Other Definitions.

Each of the following terms is defined in the Section set forth opposite such term below:

“ADR” – Section 14.10

“Adverse Event” – Section 4.7

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Agreement” – Preamble

“Annual Net Sales Period” – Section 6.2(a)

“Audited Party” – Section 7.5

“Auditing Party” – Section 7.5

“CEO/CO Resolution Period” – Section 2.1(d)

“CEO” – Section 2.1(d)

“cGCP” – Section 11.2(b)

“CO” – Section 2.1(d)

“Commercialization Committee” or “CC” – Section 2.3(a)

“Damages” – Section 12.1

“Deemed Royalty Obligation” – Section 9.3(e)

“Development Plan” – Section 4.1

“Development Plan Budget” – Section 4.1

“Defaulting Party” – Section 4.8

“Durect” – Preamble

“Durect Collaboration Invention” – Section 9.1(b)

“Durect Related Party” – Section 12.2

“Exclusivity Period” – Section 3.4(c)(i)

“Effective Date” – Preamble

“Force Majeure” – Section 14.12

“Hospira” – Preamble

“Hospira Collaboration Invention” – Section 9.1(c)

“Hospira Related Party” – Section 12.1

“Hospira Worldwide” – Section 8.1

“Indemnified Party” – Section 12.4.

“Indemnifying Party” – Section 12.4

“Joint Executive Committee” or “JEC” – Section 2.1(a)

“Joint Steering Committee” or “JSC” – Section 2.2(a)

“Joint Invention” – Section 9.1(d)

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Joint Patent Rights” – Section 9.2(b)

“Know-How Royalties” – Section 6.2(b)

“Know-How Royalty Term” – Section 6.2(b)

“Marketing Plan” – Section 5.2.

“Milestone Payment” – Section 6.1

“Non-Defaulting Party” – Section 4.8

“Patent Litigation Losses” – Section 9.5(c)

“Patent Royalties” – Section 6.2(a)

“Patent Royalty Term” – Section 6.2(a)

“Permitted Sublicensees” – Section 3.2

“Pharmacovigilance Agreement” – Section 4.7

“Product Collaboration Invention” – Section 9.1(a)

“Publication Policies – Section 10.1

“Product Trademarks” – Section 3.6(a)

“SAIB Supply Agreement” – Section 8.3

“Sales Projection” – Section 5.2

“Serious Adverse Drug Experience” – Section 13.3

“Supply Agreement” – Section 8.1

“Term” – Section 13.1

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.74 Interpretation

(a) Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitations” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”);

(b) “Herein”, “hereby”, “hereunder”, “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used;

(c) All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(d) Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(e) The recitals set forth at the start of this Agreement, along with the Exhibits and Schedules to this Agreement, and the terms and conditions incorporated in such recital, Exhibits and Schedules shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals, Exhibits and Schedules and the terms and conditions incorporated in such recitals, Exhibits and Schedules, provided, that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the Exhibits and Schedules, the terms of this Agreement shall control;

(f) In the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern;

(g) The Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(h) Unless otherwise provided, all references to Sections, Schedules and Exhibits in this Agreement are to Sections, Schedules and Exhibits of and to this Agreement;

(i) All references to days, months, quarters or years are references to calendar days, calendar months, calendar quarters or calendar years unless otherwise expressly provided; references to a “business day” herein shall mean a day when both Hospira and Durect corporate headquarters are open during regular business hours for the conduct of normal business operations;

(j) Any reference to any federal, national, state, local or foreign statute or law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise;

(k) Any requirements of notice or notification by one Party to another shall be construed to mean written notice in accordance with Section 14.3; and

(l) Wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another.

2. GOVERNANCE.

2.1 Joint Executive Committee.

(a) (a) Members; Officers. Within [* * *] days of the Effective Date, the Parties will establish a joint executive committee (the “Joint Executive Committee” or “JEC”), which shall consist of up to [* * *] members with an equal number of members from each of Durect and Hospira. The members of the JEC shall be set forth on Schedule 2.1, as may be amended by the designating Party from time to time. Representatives of the JEC shall be executives of the respective Party. Each of Durect and Hospira may replace any or all of its representatives on the JEC at any time upon written notice to the other Party. Any member of the JEC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JEC. The JEC shall be co-chaired by a representative of each of Durect and Hospira, as such representative may be changed by the

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

designating Party at any time. The co-chairpersons shall appoint a secretary of the JEC, and such secretary shall serve for such term as designated by the co-chairpersons.

(b) Responsibilities. The JEC shall perform the following functions:

(i) manage and oversee the interactions and performance of the Parties pursuant to the terms of this Agreement;

(ii) review and make strategic decisions as referred to the JEC by the JSC, and in accordance with the procedures established in Section 2.1(d), resolve disputes, disagreements and deadlocks unresolved by the JSC;

(iii) review and evaluate the progress of the JSC;

(iv) consider any Line Extension, including any Dosage Form Development related to a Line Extension, of a Licensed Product in the Field and in the Territory, and if deemed suitable by the JEC, discuss a development plan (including timelines) and budget for such development, including Dosage Form Development; [* * *];

(v) have such other responsibilities as may be assigned to the JEC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

(c) Meetings. The JEC shall meet in person, by video teleconference or by telephone annually and more frequently as required to resolve disputes, disagreements or deadlocks in the JSC, on such dates, and at such places and times, as the Parties shall agree. From time to time, each Party may request a JEC meeting upon notice to the other Party specifying the subject matters to be discussed, and the Parties shall convene such JEC meeting within [* * *] business days of the date of the notice. Meetings of the JEC that are held in person shall alternate between the offices of Durect and Hospira, or such other place as the Parties may agree. The members of the JEC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) Decision-making. The JEC may make decisions with respect to any subject matter that is subject to the JEC’s decision-making authority and functions as set forth in Section 2.1(b). All decisions of the JEC shall be made by unanimous vote or written consent, with Durect and Hospira each having, collectively, one vote in all decisions. The JEC shall use reasonable efforts to resolve the matters within its roles and functions or otherwise referred to it. With respect to all matters that are subject to the JEC’s decision-making authority, if the JEC cannot reach consensus within [* * *] business days after it has met and attempted to reach such consensus, the matter shall be referred on the [* * *] business day to the chief executive officer (“CEO”) of Durect and a corporate officer (“CO”) of Hospira who shall meet as soon as practicable, but no later than [* * *] business days after such referral, to attempt in good faith to resolve the dispute. If the dispute is not resolved by the CEO of Durect and a CO of Hospira by mutual agreement within [* * *] business days after a meeting to discuss the dispute (such [* * *]-business day period after the meeting of the CEO and CO shall be referred to as the “CEO/CO Resolution Period”), the dispute shall be resolved by the Alternative Dispute Resolution procedures under Section 14.10. [* * *]

2.2 Joint Steering Committee.

(a) Members; Officers. Within [* * *] days of the Effective Date, the Parties will establish a joint steering committee (the “Joint Steering Committee” or “JSC”), which shall consist of an equal number of representatives from each of Durect and Hospira, up to [* * *] members from each Party on such Committee unless otherwise agreed to by the Parties in writing. The representatives on the JSC shall be set forth on Schedule 2.2, as may be amended by the designating Party from time to time. Each of Durect and Hospira may replace any or all of its representatives on the JSC at any time upon notice to the other Party. Such representatives shall be employees of each such Party, and those representatives of each such Party shall, individually or collectively, have expertise in pharmaceutical drug development,

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

regulatory matters, Clinical Trials, and/or other expertise to the extent relevant. Any member of the JSC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the JSC. Durect and Hospira each may, in its discretion, invite non-member representatives that are employees of or external consultants retained by either Hospira or Durect (and non-employee agents and consultants if agreed to in writing by the Parties) to attend meetings of the JSC, provided that such non-employee agents and consultants have signed customary confidentiality agreements. The JSC shall be chaired by a representative of each of Durect and Hospira, as such representative may be changed by the designating Party at any time. The secretary of the JSC shall alternate between a representative of Durect and a representative of Hospira. The first secretary of the JSC shall be a Durect representative.

(b) Responsibilities. The JSC shall perform the following functions:

(i) oversee the implementation of the Development Plan;

(ii) at each meeting, as applicable, review the applicable Licensed Product development status with the timelines set forth in the Development Plan as well as explanations to any deviations to timeline;

(iii) approve any modifications or amendments to the Development Plan (including Development Plan Budget);

(iv) approve regulatory strategy for the applicable Licensed Product in the Regulatory Approval Application for each Jurisdiction in the Territory;

(v) at each meeting of the JSC, review a comparison of actual Development Costs to the budgeted Development Costs for the year-to-date, as current as practicable to a date immediately prior to the date of the meeting and discuss any deviations;

(vi) review and evaluate progress of the Development Plan;

(vii) define criteria for assessing the outcome of Pre-Clinical, Non-Clinical, Clinical Trials, and the Development Plan;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(viii) in connection with Pre-Clinical and Non-Clinical studies and Clinical Trials and Manufacturing studies in the Development Plan, review, discuss and approve protocols, trial budgets, Clinical Trial supplies and trial designs;

(ix) subject to Section 4.3, allocate the responsibilities for carrying out the Development Plan between the Parties;

(x) review and approve the Specifications for the applicable Licensed Product in the Territory, (provided, however, Hospira will, subject to Section 3.6(c), solely decide the packaging lay-out/design and content and related materials for use in the Territory, prior to commercial use);

(xi) review and oversee the Regulatory Approval process, including approve final label indications for the applicable Licensed Product in the Regulatory Approval Application, and interactions with Regulatory Authorities as set forth in Section 4.6;

(xii) develop Publication Policies in accordance with Section 10.1;

(xiii) establish trademark usage and quality standards with respect to the use of the Initial Licensed Product Trademarks; and

(xiv) have such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

(c) Meetings. The JSC shall meet in person, by video teleconference or by telephone initially at least quarterly, and more or less frequently as Durect and Hospira deem appropriate or as reasonably requested by either such Party, on such dates, and at such places and times, as such Parties shall agree. From time to time, each Party may request a JSC meeting upon written notice to the other Party specifying the subject matters to be discussed, and the Parties shall convene such JSC meeting within [* * *] business days of the date of the notice. Meetings of the JSC that are held in person shall alternate between the offices of Durect and Hospira, or such other place as such Parties may agree. The members of the JSC

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

(d) Decision-making. The JSC may make decisions with respect to any subject matter that is subject to the JSC’s decision-making authority and functions as set forth in Section 2.2(b). All decisions of the JSC shall be made by unanimous vote or written consent, with Durect and Hospira each having, collectively, one vote in all decisions. If, with respect to any matter that is subject to the JSC’s decision-making authority, after all reasonable efforts to reach consensus have been exhausted, the JSC cannot reach consensus within [* * *] business days after it has first met and attempted to reach such consensus, the matter shall be referred on the [* * *] business day to the JEC for resolution.

2.3 Commercialization Committee

(a) Members; Officers. At such time as Hospira deems appropriate, however not later than upon the submission of the NDA in the U.S. for the Initial Licensed Product, Hospira shall establish a commercialization committee (the “Commercialization Committee” or “CC”), which shall consist of representatives from each of Durect and Hospira. Each of Durect and Hospira may replace any or all of its representatives on the CC at any time upon written notice to the other Party. Such representatives shall be employees of each such Party, and those representatives of each such Party shall, individually or collectively, have expertise in marketing and sales of pharmaceutical products. Any member of the CC may designate a substitute with due authority to temporarily attend and perform the functions of that member at any meeting of the CC. Durect and Hospira each may, in its discretion, invite non-member representatives that are employees of or external consultants retained by either Hospira or Durect to attend meetings of the CC, provided that such external consultants have signed a confidentiality agreement with Hospira and Durect prior to such meeting. The CC shall be chaired by a representative of Hospira. [* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) Responsibilities. The CC shall perform the following functions:

(i) review the annual Marketing Plan developed by Hospira in accordance with Section 5.2;

(ii) review modifications to the Marketing Plan throughout the year;

(iii) inform and discuss the state of the markets for each Licensed Product in the applicable Jurisdiction(s) in the Territory, competitors and the competitive landscape, and opportunities and issues concerning the Commercialization of each Licensed Product, including consideration of marketing and promotional strategy, marketing research plans, labels for each Licensed Product, positioning of each Licensed Product and profile issues regarding each Licensed Product;

(iv) review the phase IV protocols proposed by Hospira under Section 5.4, taking into consideration the appropriateness of any proposed development activities including line extensions, Clinical Trials for purposes of obtaining new label indications and phase IV Clinical Trials in the context of the overall marketing and promotional strategy for each Licensed Product in the Territory;

(v) review data and reports arising from and generated in connection with the Commercialization of each Licensed Product in the Territory including the Marketing Plan, marketing budgets, market research studies, and Licensed Product sales and formulary access and sales forecasts;

(vi) at each meeting of the CC, review a comparison of actual sales and Costs to the year-to-date forecast, as current as reasonable to a date immediately prior to the date of the meeting; and

(vii) have such other responsibilities as may be assigned to the CC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) Meetings. The CC shall meet in person, by video teleconference or by telephone twice annually, on such dates, and at such places and times, as such Parties shall agree. From time to time, each Party may request a CC meeting upon written notice to the other Party specifying the subject matters to be discussed, and the Parties shall convene such CC meeting within [* * *] business days of the date of the notice. Meetings of the CC that are held in person shall alternate between the offices of Durect and Hospira, or such other place as the Parties may agree. The members of the CC may also convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

2.4 Minutes of the JEC and JSC Meetings.

(a) Subject to Section 2.4(b), definitive minutes of all JEC and JSC meetings shall be finalized no later than [* * *] business days after the meeting to which the minutes pertain, as follows:

(i) Within [* * *] business days after a JEC or a JSC meeting, the secretary of such JEC or JSC shall prepare and distribute to all such members of the JEC or JSC draft minutes of the meeting. Such minutes shall provide a list of any actions, decisions or determinations approved by such JEC or JSC and a list of any issues yet to be resolved, either within the JEC or JSC, or through the relevant escalation process.

(ii) The secretary of such JEC or JSC shall have [* * *] business days after distribution of the draft minutes to discuss each JEC or JSC member’s comments and finalize the minutes. The secretary and chairperson(s) of such JEC or JSC shall each sign and date the final minutes. The signature of each chairperson and secretary upon the final minutes shall indicate each Party’s assent to the minutes.

(b) If at any time during the preparation and finalization of JEC or JSC meeting minutes, the JEC or JSC members do not agree on any issue with respect to the minutes, such issue shall be resolved as provided in Section 2.1(d) or 2.2(d), as the case may be. The decision resulting from the foregoing process shall be recorded by the secretary in

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

amended finalized minutes for said meeting. All other issues in the minutes that are not subject to the foregoing process shall be finalized within the [* * *]-business day period as provided in Section 2.4(a).

2.5 Duration of Committees. The JEC and CC shall exist until the termination of this Agreement. The Parties may mutually agree to terminate the JEC or CC earlier, in which case the JEC or CC shall terminate within [* * *] days of such mutual agreement, and the Parties shall thereafter discuss and agree upon alternative ways to cover the responsibilities and duties of the JEC or CC, as applicable. The JSC shall terminate at such time when no Licensed Products are being developed under the Agreement. In the event that after termination of the JSC, the Parties begin development activities for any Licensed Product, the JSC shall be reinstated. Notwithstanding the foregoing, however, commencing upon receipt of Regulatory Approval of the Initial Licensed Product in the U.S., Durect may, upon written notice to Hospira, elect to have the JEC, JSC and CC terminated, in which case the JEC, JSC and CC shall terminate within [* * *] days of such notice from Durect, and the Parties shall thereafter discuss and agree upon alternative ways to cover the responsibilities and duties of the JEC, JSC and CC.

2.6 Expenses. Each Party shall be responsible for all travel and related Costs for its members and other representatives to attend meetings of, and otherwise participate on, a Committee.

2.7 Scope of Committees. Hospira and Durect have chartered the Committees with a belief that vigorous interaction and cooperation between the Parties are essential for the success of a Licensed Product; provided each Party shall retain the rights, powers and discretion granted to it under this Agreement. Except as expressly provided in the Agreement, no rights, powers or discretion shall be delegated to or vested in the Committees. Nothing in this Article 2, and no decision made by a committee shall be deemed to modify or supersede any term or condition set forth in this Agreement, any of the rights, powers and/or discretions granted to a Party under this Agreement, nor any decision or decision-making authority

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

provided to a Party in this Agreement. Furthermore, the Committees shall not have the authority to make any determination that a Party is in breach of this Agreement, or that a Party has engaged or not engaged in acts related to breach. The Committees shall not have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified, or compliance with which may only be waived, as provided in Section 14.8.

3. GRANT OF RIGHTS.

3.1 Rights Granted to Hospira. On the terms and subject to the conditions of this Agreement, Durect hereby grants to Hospira:

(a) the exclusive right and license, even as to Durect and its Affiliates, to Exploit the Licensed Products in the Field and in the Territory, including the right to record sales for its own account; and

(b) an exclusive license, even as to Durect and its Affiliates, under the Durect Technology for use in the Field and Territory to Exploit the Licensed Products.

Although Hospira is being granted an exclusive license in the Field and Territory to Exploit the Licensed Products, during the Term, Hospira hereby grants to Durect the right to perform the development and Manufacturing activities with respect to the Licensed Products in the Field and in the Territory as expressly set forth in this Agreement.

3.2 Sublicense. Hospira shall have the right to grant sublicenses under the exclusive license granted pursuant to Section 3.1 to any Affiliate of Hospira and any Third Party wholesalers, subdistributors, co-promoters or similar Third Parties as well as contract research organizations and contract manufacturing organizations (“Permitted Sublicensees”). In addition, Hospira may delegate or sublicense any of the rights granted hereunder to a sublicensee, other than the Permitted Sublicensees, with the prior written consent of Durect, which consent shall not be unreasonably withheld, provided that [* * *]. In the event Hospira desires to grant a sublicense of the rights granted hereunder in accordance with this Section 3.2, it shall provide Durect, within [* * *] days prior to execution of each Commercial Sublicense agreement, the name of the Commercial Sublicensee, the territories for which the

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

sublicense would be granted and the proposed sublicense expiration date. Any Commercial Sublicense by Hospira hereunder shall be subject to the terms and conditions of this Agreement, and the Commercial Sublicensees will not be permitted to grant further sublicenses. In addition, any Commercial Sublicensee shall be subject to the terms and conditions of this Agreement to the same extent as applicable to Hospira with respect to the field sublicensed. Any sublicense or delegation by Hospira shall not relieve Hospira of its obligations under the Agreement, Hospira may not grant any sublicensee greater rights than the rights granted to Hospira under this Agreement, and the rights of Durect under this Agreement shall not be prejudiced, reduced or limited in any way as a result of such sublicense or delegation.

3.3 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement, including amendments hereto, by each Party to the other Party are, for all purposes of 11 U.S.C. Section 365(n), licenses of rights to intellectual property as defined in Title 11. Each Party may elect to retain and may fully exercise all of its rights and elections under 11 U.S.C. Section 365(n).

3.4 Exclusivity.

(a) Licensed Product Exclusivity. Pursuant to the rights granted to Hospira under Section 3.1, Durect and its Affiliates shall not develop (except in performance of its obligations under this Agreement), Manufacture nor Commercialize, and shall not grant any rights or licenses to any Third Party to develop, Manufacture or Commercialize any Licensed Product in the Territory; provided, however, notwithstanding the foregoing and Section 3.1(a), Durect shall have the right to Manufacture or have Manufactured any Licensed Product in the Territory solely for development or Commercialization outside the Territory.

[* * *]

3.5 Product Diversion. To the extent permitted by Applicable Laws, (i) Durect shall not, and shall cause its Affiliates and licensees (other than Hospira) and their distributors not to, knowingly or intentionally sell any Licensed Product in the Field in the Territory

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

including through any media (e.g., the internet) and, (ii) should Durect become aware of any such Licensed Product diversion, it shall, and shall cause its Affiliates and licensees (other than Hospira) to stop the diversion. To the extent permitted by Applicable Laws, (x) Hospira or its Affiliates shall not, and shall include in agreements with its sublicensees and distributors that sell any Licensed Product in the Field in the Territory covenants from such parties not to, knowingly or intentionally sell any Licensed Product outside the Territory or outside the Field including through any media (e.g., the internet), and (y) should Hospira become aware of such Licensed Product diversion, it shall, and cause its Affiliates, sublicensees and distributors to stop the diversion.

3.6 Trademarks; Logos.

(a) Product Trademarks. Hospira shall have the right to select the Licensed Product name and all trademarks used in connection with the marketing, promotion and Commercialization of the applicable Licensed Product including special promotional or advertising taglines used in connection with the marketing of the applicable Licensed Product, in each case in the Territory (all such trademarks except for the Initial Licensed Product Trademarks, including all goodwill associated therewith, and all applications, registrations, extensions and renewals relating thereto shall be referred to as “Product Trademarks”). Hospira shall be the exclusive owner of the Product Trademarks and all goodwill associated therewith, and shall, at its sole discretion and Cost, register and maintain such Product Trademarks. Durect agrees that it will not challenge the title or ownership of Hospira in the Product Trademarks or any Hospira trademark, or attack or contest the validity of such trademarks.

(b) License to Initial Licensed Product Trademarks. Subject to the terms hereof, Durect hereby grants to Hospira an exclusive license, even as to Durect and its Affiliates, with the right to sublicense to Permitted Sublicensees and Durect-approved Commercial Sublicensees under Section 3.2 to use the Initial Licensed Product Trademarks in the Territory solely in connection with the Manufacture and Commercialization of the

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial Licensed Product in the Territory; provided, however, with respect to the OPTESIA™ mark, the foregoing license to Hospira and subsequent sublicense by Hospira shall be subject to the prior approval of Nycomed, and in addition, notwithstanding anything to the contrary in this Agreement, the rights of Hospira granted hereunder with respect to the OPTESIA™ mark shall at all times be subject to the terms and conditions applicable to such license as set forth in the Nycomed Agreement. Hospira agrees that it will not challenge the title or ownership of Durect in the Initial Licensed Product Trademarks, or attack or contest the validity of such trademark.

(c) Durect Trademark. Hospira agrees to use Commercially Reasonable Efforts to utilize a Durect trademark on labels and/or packaging for all Licensed Product marketed, distributed or sold in the Territory, provided that [* * *] Licensed Product labels and/or packaging shall include all appropriate patent markings and notices reasonably agreed to by the Parties.

[* * *]

4. DEVELOPMENT AND REGULATORY

4.1 Plans. The “Development Plan” sets forth, on a calendar year-by-calendar year basis, the Development Plan activities, for development of a Licensed Product through Regulatory Approval (including any mandated post-conditional Regulatory Approval obligations) in the Territory, including: (i) the development, scientific, medical, regulatory and other activities including Clinical Trials, Non-Clinical and Pre-Clinical studies and Dosage Form Development, Manufacturing process development, scale-up, validation, ICH registration batches, quality control, stability and manufacturing qualification and supply of the Licensed Product for Clinical Trials for the development of the Licensed Product through Regulatory Approval (including post-Regulatory Approval if mandated by a Regulatory Authority in order to obtain or maintain Regulatory Approval for the Licensed Product) in the Field in the Territory; (ii) the estimated budget for each development activity, and estimated over-all budget for performance of all development activities under the Development Plan

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(“Development Plan Budget”); (iii) target Licensed Product profiles; and (iv) timelines. The Development Plan for the Initial Licensed Product shall be agreed to by the Parties prior to the Effective Date, and thereafter shall be updated by and reviewed by the JSC at least once each calendar year by a date no later than [* * *] of each year or more frequently as the JSC deems, so as to cover any other amendments, and each amendment shall be approved by the JSC. The terms of the Development Plan are expressly incorporated herein.

4.2 [* * *]

4.3 Development of Licensed Product in the Territory. Under the supervision and auspices of the JSC, the Parties shall have the following responsibilities relating to development of a Licensed Product (including Line Extension(s), if any) in the Territory:

(a) Durect or its designees shall perform any Dosage Form Development for the Initial Licensed Product as set forth in the Development Plan for the Initial Licensed Product.

(b) Durect or its designees shall perform any additional Dosage Form Development not set forth in the Development Plan for the Initial Licensed Product and perform any Dosage Form Development for any Future Licensed Product, the Cost of which shall be calculated in accordance with [* * *], unless the Parties otherwise agree. [* * *];

(c) Notwithstanding any other language herein, Hospira shall have the right, in its sole discretion, to develop any Line Extensions to a Licensed Product in the Field and in the Territory subject to Section 4.3 (b) above;

(d) Unless otherwise determined by the JSC, Durect will be responsible for conducting the activities set forth in the Development Plan;

(e) The Parties shall perform their obligations under the Development Plan, and all other development activities required for registration for Licensed Product(s) for use in the Field in the Territory using Commercially Reasonable Efforts, in good scientific manner and in material compliance with Applicable Laws and:

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i) cooperate with the other Party to implement the Development Plan;

(ii) perform the work set out for such Party to achieve the objectives of such plan efficiently and expeditiously; and

(iii) completely and accurately record in writing all work done and results achieved in connection with the development of Licensed Product(s) under their respective Development Plans.

4.4 Ownership and Exchange of Data and Know-How. Durect shall own all Development Data. Durect hereby grants to Hospira an exclusive right and license in the Field and in the Territory to use all such Development Data for all purposes necessary to allow Hospira to exercise its rights and perform its obligations under this Agreement. During the Term of this Agreement, (i) Durect shall promptly provide to Hospira copies of all Know-How related to the Licensed Products and Development Data that is in existence as of the Effective Date, and each Party shall promptly provide the other Party with all Know-How related to the Licensed Products and Development Data that is developed, acquired by such Party during the Term, in each case as required or useful to perform the Development Plan or exercise its rights and obligations under the Agreement, and (ii) each Party shall promptly provide the other Party with all material safety information concerning any Licensed Product of which it becomes aware.

4.5 Funding of Development.

(a) From and after the Effective Date, each of Durect and Hospira shall be responsible for the Costs incurred on or after the Effective Date listed below its name in the following table:

Durect	Hospira
Fifty percent (50%) of the Development Costs under the Development Plan for the Initial Licensed Product (excluding Line Extensions thereof)	Fifty percent (50%) of the Development Costs under the Development Plan for the Initial Licensed Product (excluding Line Extensions thereof)
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) With respect to those Development Costs to be paid by one Party to the other hereunder, within [* * *] calendar days after the end of each month, Durect and/or Hospira, as the case may be, shall provide to the other Party an invoice in an amount equal to Costs incurred by such Party in such month for which the other Party is obligated to reimburse under the terms of this Agreement. Payment terms shall be net [* * *] days from the date of each Party’s receipt of any correct invoice. Payments shall be sent to the “Remit to” address set forth on the invoice. Should a Party dispute any portion of an invoice, it shall not be required to pay any portion of such invoice until such time as the dispute is resolved and such disputing Party receives a fully corrected invoice; provided that, in such an event, the other Party shall have the option of issuing a new, correct invoice for the portion of the original invoice not in dispute, and the disputing Party shall pay such new invoice within the time limits set forth in this Section 4.5(b).

4.6 Regulatory

(a) Initial Licensed Product.

(i) U.S. prior to FDA Regulatory Approval. Except as otherwise provided under this Agreement or mutually agreed by Durect and Hospira, prior to FDA Regulatory Approval in the U.S. for the Initial Licensed Product, Durect shall own all Regulatory Documentation, including INDs, in the U.S. and shall use Commercially Reasonable Efforts to prepare, file and prosecute all regulatory actions connected with seeking Regulatory Approval of the Initial Licensed Product in the U.S. in accordance with the Development Plan.

(ii) U.S. after FDA Regulatory Approval. Upon the receipt by Durect of the FDA Regulatory Approval for the Initial Licensed Product in the U.S., Durect shall transfer ownership of any Regulatory Approvals in the U.S. to Hospira,

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

and Hospira shall thereafter own the Regulatory Approval for the Initial Licensed Product in the U.S. and shall use Commercially Reasonable Efforts to maintain in good standing the Regulatory Approval of the Initial Licensed Product in the U.S., including payment of all user fees and other maintenance Costs, so long as Hospira retains the right to Commercialize the Initial Licensed Product in the U.S.

(iii) Canada. Upon the receipt by Durect of the FDA Regulatory Approval for the Initial Licensed Product for the U.S., Hospira shall use Commercially Reasonable Efforts to prepare, file and prosecute all regulatory actions connected with seeking Regulatory Approval of the Initial Licensed Products in Canada, and upon receipt of Regulatory Approval, maintain such Regulatory Approval in good standing, including payment of all user fees and other maintenance Costs, and shall own all such Regulatory Approvals obtained in Canada so long as Hospira retains the right to Commercialize the Initial Licensed Product in Canada. In the event that any additional development and/or regulatory activities are required to obtain Regulatory Approval in Canada, then, subject to Section 4.3(a) and (b), Hospira shall be responsible for performing such activities, but the Parties shall each be responsible for fifty percent (50%) of the Costs therefore as set forth in Section 4.5.

(b) [* * *]

(c) Cooperation. With respect to each Licensed Product, each Party shall in a timely manner provide the other Party with copies of all Regulatory Documentation in such Party’s Control as reasonably requested by the other Party necessary for applying for and maintaining such Regulatory Approval(s) and INDs. Each Party shall submit proposed filings and correspondence to a Regulatory Authority regarding major or material issues (e.g., submissions, telephone conference meeting records, correspondence that include commitments or agreements) to the JSC for its approval prior to submission to a Regulatory Authority, shall keep the JSC informed as to the status of such efforts, permit the JSC to review any revisions to any filings or communications with a Regulatory Authority during their preparation and

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

shall confer with the JSC regarding the preparation of such filings and communications and the Regulatory Approval process. Each Party, [* * *], shall have the right to participate in any major conference or meeting with Regulatory Authorities with respect to a Licensed Product in the Territory.

4.7 Reporting Adverse Events. As soon as practicable, and in no event later than ninety (90) calendar days of the Effective Date, Hospira and Durect will develop and agree upon safety data exchange procedures for the Territory which will be set forth in a separate and detailed safety agreement (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement will describe the coordination of collection, investigation, reporting, and exchange of information concerning adverse drug reactions (and to the extent applicable, adverse events) with respect to a Licensed Product (as defined in the then current edition of ICH Guidelines and any other relevant regulations or regulatory guidelines) or any other safety problem of significance (each such adverse event or problem, an “Adverse Event”), and product quality and product complaints involving Adverse Events, sufficient to permit each Party, its Affiliates, sublicensees or licensees to comply with its legal obligations, including to the extent applicable, those obligations contained in ICH Guidelines. The safety data exchange procedures will be promptly updated if required by changes in legal requirements or by agreement between the Parties.

[* * *]

5. DISTRIBUTION AND PROMOTION.

5.1 Generally. As between the Parties, Hospira will be exclusively responsible for Commercializing of a Licensed Product in the Territory and all Costs associated therewith.

5.2 Marketing Plan. No later than [* * *] prior to the anticipated date of the First Commercial Sale of the applicable Licensed Product in the Territory, Hospira will develop a “Marketing Plan” outlining Hospira’s plans for Commercialization of the Licensed Product in the Territory, which plan shall be presented at the CC. The Marketing Plan shall be consistent with Hospira’s requirement under Section 5.5 to use Commercially Reasonable Efforts to

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Commercialize the applicable Licensed Product in the Field and in the Territory and include, at such time as appropriate, (i) preliminary plans related to the prelaunch, launch, Reimbursement, promotion and sales of the applicable Licensed Product in the Territory, Pricing and Reimbursement strategy (provided, however, that Hospira shall be free, at its discretion, to determine the pricing of a Licensed Product in all the Territory), competitive landscape, public relations and promotional communications, forecasts for the number of sales representatives, sales detailing plans, and a summary of proposed phase IV Clinical Trials and a reasonably descriptive overview of the marketing and advertising campaigns proposed to be conducted; (ii) a good faith projection of the anticipated Net Sales for the Licensed Product in the Territory for the following [* * *] years (“Sales Projection”). The Marketing Plan shall be updated by Hospira and reviewed by the CC at least once each calendar year by a date no later than [* * *] of each year so as to cover the next [* * *] full calendar years.

5.3 Promotional Materials and Activities. All promotional materials and promotional activities with respect to a Licensed Product in the Territory shall be consistent with the then current Marketing Plan. To the extent permitted by Applicable Laws, Hospira will use Commercially Reasonable Efforts to include an acknowledgment of Durect as the developer and licensor of the Licensed Product in promotional materials for the Licensed Products.

5.4 Post-Registration Development. Hospira shall be responsible for the preparation of all phase IV protocols (which shall be reviewed by the CC in accordance with Section 2.3(b)(iv)) and the conduct of phase IV Clinical Trials for the Territory; [* * *]

5.5 Commercial Diligence. Within [* * *] of obtaining Regulatory Approval of a Licensed Product in a Jurisdiction, Hospira (or its Affiliates or Commercial Sublicensees, as applicable) shall use Commercially Reasonable Efforts to make its First Commercial Sale of such Licensed Product in such Jurisdiction, and shall continue to use Commercially Reasonable Efforts to Commercialize such Licensed Product in such Jurisdiction so long as Hospira retains Commercialization rights in such Jurisdiction. During the [* * *] following the First Commercial Sale of a Licensed Product in a Jurisdiction, Hospira shall provide to its sales

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

representatives who are promoting such Licensed Product sales incentive compensation programs for the Licensed Product that are no less favorable to those that Hospira provides to those specific sales representatives with respect to their sale of any pharmaceutical products.

5.6 Global Marketing Team. To the extent reasonably feasible, Durect shall permit Hospira to participate in any global marketing strategy team formed by Durect that includes Durect and/or Third Parties licensed by Durect to market a Licensed Product outside the Territory to discuss marketing tactics and synergies for a Licensed Product.

6. PAYMENTS.

6.1 Milestone Payments to Durect. In consideration for the grant of the exclusive license under Section 3.1, Hospira shall pay to Durect the following one-time, non-refundable and non-creditable payments with regards to the Initial Licensed Product (each a “Milestone Payment”) within [* * *] days after the occurrence of the corresponding specific event set forth in the table below, provided, however, [* * *]. In the case of Milestone Payment No. 1, such payment shall be made within ten (10) days of the Effective Date.

Milestone No.	Event	One-Time Payments to Durect (U.S. Dollars)
1	Effective Date	Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000)
2	[* * *]	[* * *]
3	[* * *]	[* * *]
4	[* * *]	[* * *]
5	[* * *]	[* * *]
6	[* * *]	[* * *]
7	[* * *]	[* * *]

Each Party shall notify the other Party within [* * *] business days of the occurrence of any event triggering a Milestone Payment listed above.

6.2 Royalties. In further consideration of the grant of license to Hospira by Durect hereunder, and subject to the other provisions of this Section 6, Hospira shall pay the royalties

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to Durect on a Jurisdiction-by-Jurisdiction basis for the applicable Royalty Term as set forth in Section 6.2(a)-(d) below. Upon the expiration of the Royalty Term in a Jurisdiction with respect to a Licensed Product, all licenses with respect to such Licensed Product in such Jurisdiction, including the license rights granted under Section 3.1 and Section 4.4 herein, shall be fully paid-up, exclusive, royalty free, irrevocable and perpetual.

(a) Patent Royalties. Subject to Section 6.2 (d) below, from the date of the First Commercial Sale in a Jurisdiction of a Licensed Product until the later of: (i) expiration of the last Valid Claim that would be infringed by the manufacture, sale, offer for sale, use or importation of such Licensed Product in such Jurisdiction; and (ii) expiration of Marketing Exclusivity Rights in such Jurisdiction (the “Patent Royalty Term”), Hospira shall pay Durect a royalty equal to the following percentages of the aggregate annual Net Sales of such Licensed Product in the applicable Jurisdiction (“Patent Royalties”):

Aggregate Annual Net Sales in the Territory ($)	Royalty to Durect (percent of Net Sales)
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

The royalty rates set forth above shall apply only to that portion of Net Sales of such Licensed Product within the applicable tier of Net Sales. For purposes of illustration, Patent Royalties owed on $[* * *] million in annual Net Sales of a Licensed Product would be calculated as the sum of (a) [* * *] and (b) [* * *]. The periods by which annual net sales are measured for purposes of this Section 6.2(a) shall be a calendar year (each, an “Annual Net Sales Period”) except that the first Annual Net Sales Period shall begin on the first day of the calendar quarter preceding the First Commercial Sale of such Licensed Product and continue to the end of the calendar quarter ending on December 31st of that calendar year.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) Know-How Royalties. [* * *] If the Know-How Royalty Term is in effect in a particular Jurisdiction, Hospira shall pay Durect royalties equal to the following percentage of the aggregate annual Net Sales of the applicable Licensed Product in such Jurisdiction in the Territory (“Know-How Royalties”):

Aggregate Annual Net Sales in the Territory ($)	Royalty to Durect (percent of Net Sales)
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

(c) The first Annual Net Sales Period in which Know-How Royalties are payable shall begin on the first day of the Know-How Royalty Term and continue to the end of the calendar quarter ending on December 31st of that calendar year.

[* * *]

6.3 Commercial Sublicense Income. In addition to the royalties payable to Durect under Section 6.2 and the Milestone Payments payable to Durect under Section 6.1, if Hospira grants a Commercial Sublicense under Section 3.2, Hospira shall thereafter pay Durect, within [* * *] days after the receipt thereof by Hospira, [* * *] of any Commercial Sublicense Fees received by Hospira; provided, however, in the case where Hospira receives a milestone payment from a Commercial Sublicensee for the same event that triggers one of the Milestone Payments set forth in Section 6.1, then Hospira shall only be required to pay [* * *] of the portion of such payment it receives from its Commercial Sublicensee for such milestone that exceeds the amount of the Milestone Payment that Hospira is obligated to pay Durect with respect to such milestone in Section 6.1 above.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7. PAYMENTS AND REPORTS.

7.1 Payments of Royalties. Beginning [* * *] calendar days after the end of the calendar quarter in which the First Commercial Sale of a Licensed Product is made and for each calendar quarter thereafter, Hospira shall submit a statement to Durect (no later than [* * *] calendar days after the end of such calendar quarter), which shall set forth the amount of Net Sales of such Licensed Product in the Territory by Jurisdiction during such quarter, and the calculation of the royalties due on such Net Sales in the aggregate for the Territory for such quarter pursuant to Section 6.2 herein. Each such statement shall be accompanied by the royalty payment, if any, due to Durect.

7.2 Currency Conversion. To the extent that Hospira must convert any Canadian dollars to U.S. Dollars for purposes of its payment obligations to Durect hereunder, Hospira shall take each quarter’s Canadian Dollar denominated Net Sales and convert to U.S. Dollars by using the average exchange rate for the quarter by taking the average monthly exchange rate for each of the three months’ in the quarter for the Canadian dollar as published by Reuters. These rates will be consistent with the rates used internally by Hospira for its accounting and record-keeping purposes, which rates shall be consistent with GAAP.

7.3 Mode of Payment. Hospira shall make all payments required under this Agreement in U.S. Dollars by wire transfer to any U.S. bank account as specified by Durect in writing within [* * *] days of any applicable due date.

7.4 Records Retention. Hospira, Durect and each such Party’s respective Affiliates and Commercial Sublicensees, as applicable, shall keep complete and accurate records in accordance with GAAP (if GAAP is applicable to such party) and pertaining to such Party’s Development Costs, the sale of applicable Licensed Product and the calculation of Net Sales in the Territory, as applicable, to permit the determination of Development Costs which are reimbursable by the other Party hereunder and royalties for a minimum period of [* * *] calendar years after the calendar year in which such sales or costs occurred, and in sufficient detail to permit the Parties to confirm the accuracy of each of the foregoing.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

7.5 Audit Request. During the Term of this Agreement and for a period of [* * *] [* * *] thereafter, at the request and Cost of a Party (the “Auditing Party”), Durect and its Affiliates (in the case of a request by Hospira) or Hospira and its Affiliates and Commercial Sublicensees (in the case of a request by Durect) (the “Audited Party”) shall permit an independent, certified public accountant appointed by the Auditing Party and reasonably acceptable to the Audited Party, at reasonable times and upon reasonable advance notice of not less than [* * *] calendar days, but not more often than once in each calendar year, to examine such records for the [* * *] years prior to the notice as may be necessary to determine the correctness of any report or payment made under this Agreement or obtain information as to the determination of Development Costs which are reimbursable by the other Party hereunder, Net Sales for purposes of calculating royalties payable hereunder for any calendar quarter in such audited period. Results of any such examination shall be made available concurrently to all Parties except that said independent, certified public accountant shall verify to the Auditing Party such amounts and shall disclose no other information revealed in such audit. The examination shall also include disclosure of the methodology and calculations used to determine the results. The said independent, certified public accountant shall execute a written confidentiality agreement with the Audited Party.

7.6 Cost of Audit. The Auditing Party shall bear the full Cost of the performance of any audit requested by the Auditing Party except as hereinafter set forth. If, as a result of any inspection of the books and records of the Audited Party, it is shown that payments made by one Party to the other under this Agreement were less than the amount which should have been paid (in the case of royalties) or the amount of costs charged by one Party to the other Party were more than the amount that should have been charged (in the case of Development Costs), then the under-paying or over-charging Party, as applicable, shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within [* * *] calendar days from receipt of the results of said examination, including in each case interest at the rate of one percent ([* * *]) per month (or the maximum interest allowable by Applicable Laws, whichever is less) for the amount of the discrepancy. Furthermore, if the payments made were

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

less than [* * *] of the amount that should have been paid during any calendar year, or if there was an overcharge of more than
[* * *] of the amount of that was owed, in either case due to the error of the Audited Party, the Audited Party shall also reimburse the Auditing Party for reasonable Costs incurred by the Auditing Party in respect of such audit.

8. COMMERCIAL SUPPLY OF PRODUCT

8.1 Amendment of Supply Agreement. Durect shall use Commercially Reasonable Efforts to amend, within [* * *] days of the Effective Date, on terms reasonably acceptable to each Party, the Manufacturing Development, Manufacturing and Packaging Agreement between Durect and Hospira Worldwide, Inc. (“Hospira Worldwide”) for POSIDUR dated December 18, 2006 (“Supply Agreement”) to: (i) exclude the Territory from the scope of the commercial supply obligations for the Initial Licensed Product in the Supply Agreement, and (ii) [* * *].

8.2 Commercial Supply. Effective upon the amendment of the Supply Agreement in accordance with Section 8.1, Hospira shall be responsible for the Manufacture and supply of the Initial Licensed Product for Commercialization within the Territory. For clarity, Durect shall retain the right to Manufacture clinical supplies of the Initial Licensed Product excluding Line Extensions, if any. Hospira shall be responsible for the clinical and commercial supply of any Future Licensed Products.

8.3 Supply of [* * *]. Attached hereto as Schedule 8.3 is a [* * *] Supply Agreement that the Parties have entered into as of the Effective Date hereof.

9. INTELLECTUAL PROPERTY.

9.1 Ownership of Collaboration Inventions. Subject to the terms herein, all Collaboration Inventions shall be owned as follows:

(a) [* * *]

(b) With respect to Collaboration Inventions that do not constitute Product Collaboration Inventions, Durect shall own the entire right, title and interest in and to all such

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Collaboration Inventions (including all Patents and other Intellectual Property Rights relating thereto) to the extent such Collaboration Inventions are made solely by its employees and/or Third Parties acting on behalf of Durect in the performance of the Agreement (each such Collaboration Invention a “Durect Collaboration Invention”).

(c) With respect to Collaboration Inventions that do not constitute Product Collaboration Inventions, Hospira shall own the entire right, title and interest in and to all such Collaboration Inventions (including all Patents and other Intellectual Property Rights relating thereto) to the extent such Collaboration Inventions are made solely by its employees and/or Third Parties acting on behalf of Hospira in the performance of the Agreement (each such Collaboration Invention, an “Hospira Collaboration Invention”).

(d) With respect to Collaboration Inventions that do not constitute Product Collaboration Inventions, the Parties shall jointly own all Joint Inventions (as defined below) and, subject to the rights granted each Party under this Agreement and except as otherwise specifically provided under this Agreement, each Party shall be free to use and exploit its interest in Joint Inventions and otherwise undertake all activities a sole owner might undertake with respect to such Joint Inventions, without the consent of and without accounting to the other Party. “Joint Invention” means a Collaboration Invention which is not a Product Collaboration Invention which: (i) one or more employees, consultants or agents of Durect or any other persons obligated to assign such Collaboration Invention to Durect; and (ii) one or more employees, consultants or agents of Hospira or any other persons obligated to assign such Collaboration Invention to Hospira, are joint inventors of such Collaboration Invention. The term “joint inventors,” as it applies generally to Collaboration Inventions, shall be construed in accordance with how that term is used pursuant to United States patent law.

(e) Subject to appropriate confidentiality undertakings, each Party shall notify the other Party promptly after the completion of invention disclosure statements (or similar type of internal process employed by such Party for recording or recognizing inventions) for each Collaboration Invention (or, if any provisional or other patent application

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

is filed claiming such invention, promptly upon such filing), and shall provide a copy of written documentation of the Collaboration Invention suitable to describe the invention and identify any inventors participating in the invention (or, if any patent application is filed, a full and complete copy of the documents submitted to the relevant patent office) to the other Party.

(f) Each Party may use and practice its own Collaboration Inventions in any manner not inconsistent with the terms of this Agreement without the consent of the other Party and without an obligation to notify the other Party of such intended use or to pay royalties or other compensation to the other by reason of such use. For the avoidance of doubt, neither Party is granted any license rights to any Intellectual Property Rights of the other Party which may be required for such Party to use a Collaboration Invention, unless otherwise expressly granted herein or as may be necessary to fulfill the intent of this Agreement. In addition, Durect is not granted any license rights to any Hospira Collaboration Inventions.

(g) Each Party shall, at the request of the other Party, execute all assignment documents necessary to perfect the ownership interests in Collaboration Inventions as determined pursuant to this Section 9.1.

(h) Each Party has and will continue to have written contracts with all Third Parties (including employees, sublicensees and subcontractors) performing services on its behalf under this Agreement and, where such services may give rise to the creation of inventions that may be Collaboration Inventions, such Party shall ensure that such contracts provide for the assignment to such Party of all Collaboration Inventions and rights therein.

(i) Notwithstanding any language to the contrary herein, with respect to any services provided by Hospira Worldwide, Inc. pursuant to the Supply Agreement (as defined in Section 8.1 herein), nothing herein shall supersede the terms and conditions set forth in the Supply Agreement with respect to the ownership or license rights of Intellectual Property Rights.

(j) Notwithstanding any language to the contrary herein, the provisions of Section 9.1 shall survive any expiration or termination of this Agreement for any reason.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.2 Prosecution of Patents.

(a) Durect Controlled Patents.

(i) As between Durect and Hospira, Durect shall prepare, prosecute and maintain the SABERTM Patent Rights, Product Patent Rights and Patents relating to Durect Collaboration Inventions (including their issuance, reissuance, reexamination and the defense of any interference, revocation or opposition proceedings) at Durect’s sole Cost and discretion, subject to the provisions of this Section 9.2(a).

(ii) With respect to the Product Patent Rights, Durect shall promptly furnish Hospira with copies of all substantive prosecution correspondence to and from patent offices in the Territory and provide Hospira a reasonable time to offer its comments thereon before Durect makes a submission to the relevant patent office, provided that in the event that delay would jeopardize any potential Product Patent Right, Durect shall have the right to proceed without awaiting Hospira’s comments on any patent application or correspondence relating thereto. Hospira shall offer its comments promptly, and Durect shall consider in good faith such comments of Hospira and shall incorporate such comments if reasonable. Durect shall not abandon any patent application or patent in the Product Patent Rights without the prior written consent of Hospira, such consent not to be unreasonably withheld or delayed. If, subject to Hospira’s foregoing consent right, Durect determines to abandon, or not to file, prosecute, defend or maintain, any Product Patent Right (including not to defend any interference, revocation or opposition proceedings) in any Jurisdiction, then [* * *] With respect to the SABER™ Patent Rights, Durect shall promptly furnish Hospira with copies of all substantive prosecution correspondence to and from patent offices in the Territory to the extent relevant to the Licensed Products, and provide Hospira a reasonable time to offer its comments thereon before Durect makes a submission to the relevant patent office, provided that in the event that delay would jeopardize any potential SABER™ Patent Right, Durect shall have the right to proceed without awaiting Hospira’s comments on any patent application or correspondence relating thereto. Hospira shall offer its comments promptly, and Durect shall

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

consider in good faith such comments of Hospira. If Durect determines to abandon, or not to file, prosecute, defend or maintain, any SABER™ Patent Right (including not to defend any interference, revocation or opposition proceedings) in any Jurisdiction, then subject to Durect’s consent, not to be unreasonably withheld, [* * *].

(b) Joint Patent Rights. With respect to the decision to initiate the drafting and filing of a new patent application claiming a Joint Invention, the Parties shall first exchange sufficient information identifying such Joint Invention and discuss in good faith the relative merits of seeking patent rights thereto and, upon the prior mutual agreement of the Parties to proceed, not unreasonably withheld, the Parties shall engage and co-direct outside patent counsel to undertake such actions as are necessary or appropriate to procure, prosecute and maintain patents and/or patent applications to such Joint Inventions (“Joint Patent Rights”) (including any issuance, reissuance or reexamination thereof and the defense of any interference, revocation or opposition proceedings related thereto), subject to the provisions of this Section 9.2(b); provided, that all associated Costs shall be shared equally between the Parties. The patent counsel shall be instructed to furnish both Parties with copies of drafts of such Joint Patent Rights and any substantive prosecution correspondence relating to such Joint Patent Rights to and from patent offices and permit each party to offer its comments thereon before any submission or response to a patent office. Each Party shall offer its comments promptly, including any request regarding which countries the Joint Patents should be filed and maintained. If a Party determines in its sole discretion not to file, prosecute, defend or maintain any Joint Patent Right (including failing to defend any interference, revocation or opposition proceedings) in any country, then such Party shall provide the other Party with [* * *] days’ prior written notice (or such shorter time period that would permit the other Party a reasonable opportunity to respond in a timely manner) of such determination, and the other Party shall have the right and opportunity to file, prosecute, defend and/or maintain such Joint Patent Rights at its sole Cost, and shall thereafter own such Joint Patent Right.

(c) Hospira Patents. As between Durect and Hospira, Hospira may prepare, file, prosecute and maintain all Patents claiming a Hospira Collaboration Invention (including their issuance, reissuance, reexamination and the defense of any interference, revocation or opposition proceedings) in Hospira’s sole name and at Hospira’s sole Cost and discretion.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) Assistance. Each Party shall, at the reasonable request of the other Party, execute all lawful papers, all divisional, continuing, reissue and foreign applications, make all rightful oaths and take such other actions as may be reasonably requested by the other Party in conjunction with submission, filing, prosecution and defense of Patents and to aid in obtaining the proper protection of inventions pursuant to this Section 9.2.

9.3 Enforcement of Patent Rights.

(a) In the event that either Hospira or Durect becomes aware of any Competing Product that is or is intended to be made, used, or sold in the Territory by a Third Party that it believes to infringe Product Patent Rights and/or SABERTM Patent Rights, such Party will promptly notify the other Party of all the relevant facts and circumstances known by it in connection with the infringement. Hospira and Durect shall thereafter consult and cooperate fully to determine a course of action, including the commencement of legal action as provided in this Section 9.3 by either or both Parties, to terminate any such infringement.

(b) As between Durect and Hospira, Durect shall have the first right, but not the duty, upon written notice to Hospira to initiate, prosecute and control the enforcement of any of the Product Patent Rights against actual, alleged or threatened infringement by a Third Party in the Territory through the marketing or sale of a Competing Product. Upon receipt of written notice from Durect, the Parties shall discuss in good faith the filing of a motion for preliminary injunction in either Durect’s name or the names of both Parties. If Durect does not file such injunction or proceed further against such Third Party alleged infringement of a Product Patent Right within [* * *] days of a Party’s first notice to the other Party of such Third Party infringement, then Hospira shall have the right, but not the duty, to institute or proceed with such an action against such Third Party for infringement of such Product Patent Right.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(c) As between Durect and Hospira, Durect shall have the first right, but not the duty, upon written notice to Hospira to initiate, prosecute and control the enforcement of any of the SABER™ Patent Rights against actual, alleged or threatened infringement by a Third Party in the Territory through the marketing or sale of a Competing Product. If Durect does not institute a proceeding against such Third Party alleging infringement of the SABERTM Patent Rights within [* * *] of a Party’s first notice to the other Party of such Third Party infringement, then Hospira shall have the right, but not the duty, to institute such an action against such Third Party for infringement of any of the SABERTM Patent Rights; provided, however, that Hospira’s right to undertake any such action alleging infringement of the SABERTM Patent Rights shall be subject to the prior written consent of Durect, not to be unreasonably withheld.

(d) Except as provided below, the Costs of any such action under this Section 9.3 (including fees of attorneys and other professionals) shall be borne [* * *]. For any such action to terminate any such infringement, in the event that Hospira is unable to initiate or prosecute such action solely in its own name or it is otherwise advisable to obtain an effective remedy, Durect will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Hospira to initiate and maintain such action. Each Party shall at its own expense promptly give to the Party bringing such infringement proceedings such reasonable assistance as the Party bringing the action may reasonably request. The Party instituting any such action may not enter into any settlement, consent judgment or other voluntary final disposition of such action that admits the invalidity or unenforceability of any Patent licensed hereunder, subjects the other Party to an injunction or any other liability or obligations, including a monetary payment in connection therewith without the prior written consent of the other Party, not to be unreasonably withheld. The Party undertaking any proceedings shall keep the other reasonably informed of the progress of the action and shall consider the comments and observations of the other in prosecuting the proceedings.

(e) Any recovery obtained as a result of an infringement action brought under this Section 9.3, whether by judgment, award, decree or settlement, will first be applied to reimbursement of each Party’s Costs in bringing such suit or proceeding, and any remaining balance will be distributed to [* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9.4 Defense of Patents.

(a) In the event that either Hospira or Durect becomes aware of any action initiated by a Third Party (or any counterclaim or defense asserted in any other action) in the Territory alleging non-infringement, invalidity or unenforceability of any Product Patent Rights and/or SABERTM Patent Rights, such Party will promptly notify the other Party of all the relevant facts and circumstances known by it in connection with such action. Hospira and Durect shall thereafter consult and cooperate fully to determine a course of action.

(b) Durect shall have the first right, but not the duty, to defend and control any action initiated by a Third Party (or any counterclaim or defense asserted in any other action) in the Territory alleging invalidity or unenforceability of any Product Patent Rights. If Durect fails to defend any such action initiated by a Third Party (or any counterclaim or defense asserted in any other action) within [* * *] days of notice from such Third Party (or such shorter time period that would permit Hospira a reasonable opportunity to respond in a timely manner), Hospira shall thereafter have the right, but not the duty, to defend and control any such invalidity action, counterclaim or defense in the Territory.

(c) Durect shall have the first right, but not the duty, to defend and control any action initiated by a Third Party (or any counterclaim or defense asserted in any other action) in the Territory alleging invalidity or unenforceability of the SABERTM Patent Rights. If Durect fails to defend any such action initiated by a Third Party (or any counterclaim or defense asserted in any other action) within [* * *] days of notice from such Third Party (or such shorter time period that would permit Hospira a reasonable opportunity to respond in a timely manner), then Hospira shall have the right, but not the duty, to defend and control any such invalidity action, counterclaim or defense in the Territory; provided, however, that Hospira’s right to undertake the defense of such action relating to the SABERTM Patent Rights shall be subject to the prior written consent of Durect, not to be unreasonably withheld.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) Except as provided below, the Costs of any such action under this Section 9.4 (including fees of attorneys and other professionals) shall be borne [* * *] For any such action, in the event that Hospira is unable to defend such action solely in its own name or it is otherwise advisable to obtain an effective remedy, then Durect will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Hospira to defend such action. Each Party shall at its own expense promptly give to the defending Party such reasonable assistance as the Party defending the action may reasonably request. The defending Party may not enter into any settlement, consent judgment or other voluntary final disposition of such action that admits the invalidity or unenforceability of any Patent licensed hereunder, subjects the other Party to an injunction or any other liability or obligations including any monetary payment in connection therewith without the prior written consent of the other Party, not to be unreasonably withheld. The Party undertaking any such defense shall keep the other reasonably informed of the progress of the action and shall consider the comments and observations of the other in the proceedings.

(e) [* * *]

9.5 Patent Infringement Claims.

(a) Each Party shall notify the other Party promptly in writing of any claim of, or action for, infringement of any Patents or misappropriation of trade secret rights of any Third Party that is threatened, made or brought against either Party by reason of the development, manufacture, use, sale, offer for sale, importation or exportation of a Licensed Product in the Territory.

(b) In the event of the institution of any suit by a Third Party against Hospira or any of its Affiliates or Commercial Sublicensees alleging Patent infringement or misappropriation of trade secret rights of any Third Party in connection with the manufacture, use, sale, offer for sale, importation or exportation by or on behalf of Hospira, its Affiliates or Commercial Sublicensees of a Licensed Product in the Territory, as between Durect and Hospira, Hospira shall be responsible for the defense of any such suit and, subject

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to the terms of this Section 9.5, Hospira shall control such defense. Hospira shall select counsel and, provided that Hospira can do so without compromising attorney-client privilege, regularly consult with Durect and its counsel to keep Durect reasonably informed on the progress and status of the suit. Durect shall, at its own Cost, reasonably assist and cooperate with Hospira in any such litigation at Hospira’s request. Hospira may not enter into any settlement, consent judgment or other voluntary final disposition of such action that admits infringement by a Licensed Product or subjects the Licensed Product to an injunction or Durect to an injunction or any other liability or obligations, including a monetary payment in connection therewith without the prior written consent of Durect, not to be unreasonably withheld.

(c) Hospira shall be responsible for all Costs to defend any suit that it is responsible for under this Section 9.5, including all fees and costs of attorneys, expert witnesses and other out-of-pocket litigation costs and all damages, penalties, court costs, attorney fees and other payments payable to any such Third Party, whether as a result of any judgment, award, settlement or otherwise (such liability, “Patent Litigation Losses”); provided, however, Hospira may, without limiting Durect’s liability for any breach of its representations and warranties hereunder, offset [* * *] of all such Patent Litigation Losses against any future royalties for such Licensed Product due to Durect for Net Sales in such applicable Jurisdiction(s). Notwithstanding the foregoing, however: [* * *]. Except in the event of a breach by Durect of any of its representations or warranties hereunder, Durect’s sole liability and Hospira’s exclusive remedy against Durect for any Patent Litigation Losses shall be Hospira’s right of offset in accordance with this Section 9.5(c).

(d) In the event a Third Party threatens suit against either Party for Patent infringement involving the development, manufacture, use, sale, offer for sale, importation, exportation, license or marketing of a Licensed Product in the Territory, the Parties shall confer with respect to the appropriate course of action, and if they determine that a declaratory action is warranted, then with respect to such action, the provisions of this Section 9.3, 9.4, or 9.5 as applicable shall apply thereto with respect to the prosecution of such action and/or the defense of any claims asserted in response thereto.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(e) In the event that either Party becomes aware of a Third Party Patent, under which, in the good faith reasonable judgment of such Party, it would be advisable to obtain a license to avoid infringement or potential infringement by the development, manufacture or Commercialization of a Licensed Product in any Jurisdiction, such Party shall promptly notify the other Party. The Parties shall then confer in good faith with respect to the appropriate course of action. Hospira shall have the right to negotiate and obtain such a license and, subject to the terms of this Section 9.5(e) below and without limiting Durect’s liability for any breach of its representations and warranties hereunder, Hospira shall be solely responsible for all costs and obligations under such license (the “Third Party License Fees”), provided, however, that: [* * *], Hospira may offset [* * *] of such Third Party License Fees against any future royalties due to Durect for Net Sales of such Licensed Product in such applicable Jurisdiction(s) provided that [* * *].

9.6 Prosecution of Initial Licensed Product Trademarks. If requested by Hospira, Durect shall use Commercially Reasonable Efforts to register and maintain, or cause to be registered and maintained, any of the Initial Licensed Product Trademarks in the Territory at Hospira’s Cost. Durect shall furnish Hospira with copies of all substantive prosecution correspondence to and from trademark offices in the Territory and provide Hospira a reasonable time to offer its comments thereon before Durect makes a submission to the relevant trademark office, provided that in the event that delay would jeopardize any potential rights, Durect shall have the right to proceed without awaiting Hospira’s comments on any application or correspondence relating to the Initial Licensed Product Trademarks. Hospira shall offer its comments promptly, and Durect shall consider in good faith such comments of Hospira and shall incorporate such comments if reasonable. If Hospira utilizes an Initial Licensed Product Trademark, then all Products bearing the Initial Licensed Product Trademark shall be manufactured, in accordance with the trademark usage and quality standards established by the JSC and approved by Durect, such approval not to be unreasonably withheld nor delayed;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

provided that, on a Jurisdiction-by-Jurisdiction basis, the JSC shall, if commercially reasonable, adopt any trademark usage and quality standards timely proposed by Durect to the JSC prior to the First Commercial Sale in such Jurisdiction.

9.7 Enforcement of Initial Licensed Product Trademarks or Product Trademarks. If either Party learns of any infringement or threatened infringement by a Third Party of any of the Initial Licensed Product Trademarks or a Product Trademark in the Territory, such Party shall as soon as reasonably practicable notify the other Party and will provide such other Party with all available evidence of such infringement or threatened infringement. As between Durect and Hospira, Durect (or Nycomed with respect to OPTESIA™) shall have the first right, but not the duty, upon written notice to Hospira to initiate, prosecute and control the enforcement of any of the Initial Licensed Product Trademarks or a Product Trademark against actual, alleged or threatened infringement by a Third Party in the Territory through the marketing or sale of a Competing Product. Upon receipt of written notice from Durect, the Parties shall discuss in good faith the filing of a motion for preliminary injunction in either Durect’s name or the names of both Parties. If Durect does not file such injunction or proceed further against such Third Party alleged infringement of a Product Patent Right within [* * *] days of a Party’s first notice to the other Party of such Third Party infringement, Hospira shall have the right, but not the duty, to institute, prosecute and control, at its own Cost, any action or proceeding with respect to any infringement or threatened infringement by a Third Party of an Initial Licensed Product Trademark or any Product Trademark in the Territory, by counsel of its own choice, and provided that Hospira can do so without compromising attorney-client privilege, shall regularly consult with Durect and its counsel with regards to a claim of enforcement of the Initial Licensed Product Trademark to keep them reasonably informed on the progress and status of such suit. The Costs of any such action under this Section 9.7 (including fees of attorneys and other professionals) shall be borne [* * *]. For any such action to terminate any such infringement, in the event that Hospira is unable to initiate or prosecute such action solely in its own name or it is otherwise advisable to obtain an effective remedy, Durect will join such action voluntarily and will execute and cause its Affiliates to execute all

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

documents necessary for Hospira to initiate litigation and maintain such action. Hospira will control the action, including settlement thereof; provided, that no settlement or consent judgment or other voluntary final disposition of any such action brought by Hospira to enforce the Initial Licensed Product Trademark in the Territory pursuant to this Section 9.7 may be entered into without the prior written consent of Durect, such consent not to be unreasonably withheld, if such settlement would adversely affect the Initial Licensed Product Trademark (e.g., restrict the rights or admit invalidity). Any damage award or other consideration resulting from any such action or proceeding shall be retained by [* * *].

10. PUBLICATION; CONFIDENTIALITY

10.1 Publications. The Parties, through the JSC, shall develop policies and procedures (the “Publication Policies”) for any publication with respect to the results of Clinical Trials and phase IV Clinical Trials for a Licensed Product in the Territory, including disclosure applicable to Clinical Trial registries, which policies and procedures shall be consistent with the Parties’ respective policies and procedures for publication and disclosure of the results of human Clinical Trials, with disputes to be resolved in favor of the policy that provides for the broadest disclosure of such results. All abstracts, manuscripts and presentations (including information to be presented verbally) that disclose results of Clinical Trials or phase IV Clinical Trials for a Licensed Product shall be reviewed and approved by the JSC in accordance with the Publication Policies. Notwithstanding the foregoing, each Party shall provide to the other Party (through the JSC) the opportunity to review each of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) that relate to any development activities or otherwise with respect to a Licensed Product, at least [* * *] days prior to its intended presentation or submission for publication, and such submitting Party agrees, upon written request from the other Party given within such [* * *] day period, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given up to [* * *] days from the date of such written request to seek appropriate Patent protection for any material in such publication or presentation that it reasonably believes may be patentable. Once an abstract, manuscript or

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

presentation has been reviewed and approved by the JSC, the same abstract, manuscript or presentation does not have to be provided again to the other Party for review for a later submission for publication. Each Party also shall have the right to require that any of its Confidential Information (but not the results of the Clinical Trials or phase IV Clinical Trials for a Licensed Product that have been approved for disclosure pursuant to the Publication Policies) that is disclosed in any such proposed publication or presentation be deleted prior to such publication or presentation. In any permitted publication or presentation by a party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with customary standards.

10.2 Publicity. Each Party shall maintain the confidentiality of all provisions of the Agreement and this Agreement itself, and neither Party shall make any press release nor public announcement concerning the existence of or the terms of this Agreement or containing material new information regarding the development or Commercialization of a Licensed Product, without the prior written approval of the other Party with regard to the content of such press release or public announcement, except as may be required to be made by either Party in order to comply with Applicable Laws in which case the disclosing Party shall provide the nondisclosing Party with at least [* * *] business days prior written notice of such disclosure (to the extent permitted by Applicable Laws) so that the nondisclosing Party shall have the opportunity if it so desires to seek a protective order or other appropriate remedy and, in connection with any such required disclosure, the disclosing Party shall use reasonable efforts to obtain confidential treatment for such disclosure or to prevent or modify such disclosure as may be requested by the nondisclosing Party (to the extent permitted by Applicable Laws). Such consent will not be unreasonably withheld or delayed by such other Party. Except as otherwise provided herein, prior to any such press release or public announcement requiring the other Party’s prior written approval, the Party wishing to make the announcement will submit a draft of the proposed press release or public announcement to the other Party not less than [* * *] business days in advance to enable the other Party to consider and comment thereon. Failure to respond with comments in writing prior to [* * *] before scheduled release

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

shall be deemed approval of such press release or public announcement. [* * *] Any written public announcements regarding a Licensed Product for which Hospira or Durect would be required to obtain the other Party’s written consent shall include a standard statement in a form agreed to by the Parties stating that the relevant Licensed Product has been licensed from and is being co-developed with Durect. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 10.2 is intended to prohibit either Party from republishing or restating information that has already been approved by the other Party for use in a prior press release or public announcement.

10.3 Confidentiality.

(a) Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term of this Agreement and for [* * *] years following the expiration or termination of the Agreement, the receiving Party, its Affiliates and its designees shall, and shall ensure that their respective employees, officers, directors and other representatives shall, keep confidential and not publish or otherwise disclose and not use for any purpose, other than the purpose of this Agreement, any Confidential Information of the disclosing Party. The receiving Party shall treat Confidential Information as it would its own proprietary information which in no event shall be with less than a reasonable standard of care, and take reasonable precautions to prevent the disclosure of Confidential Information to a Third Party, except as explicitly set forth herein, without written consent of the disclosing Party.

(b) The receiving Party’s obligations set forth in this Agreement shall not extend to any Confidential Information of the disclosing Party that:

(i) the receiving Party can demonstrate by competent evidence was already in its possession without any limitation on use or disclosure prior to its receipt from the disclosing Party;

(ii) is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like or is made generally available by a Third Party, in each case, other than through a wrongful act, fault or negligence on the part of the receiving Party, or a breach of this Agreement;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iii) is received from a Third Party without restriction and with the right to disclose such Confidential Information; or

(iv) the receiving Party can demonstrate by competent evidence was independently developed by or for the receiving Party without reference to, use of or disclosure of the disclosing Party’s Confidential Information.

Notwithstanding the foregoing, specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination and its principles are in the public domain or in the possession of the receiving Party. Any and all information, data and materials, including any and all Intellectual Property Rights therein and thereto, owned by a Party pursuant to this Agreement shall constitute Confidential Information of such Party which shall be deemed the disclosing Party with respect to such Confidential Information for the purposes of this Article 10 and for the avoidance of doubt, subject to the exclusions to the confidentiality obligations in this Article 10 as described in Section 10.3(b)(ii) and (iii). Notwithstanding the foregoing, the obligations of confidentiality under this Section 10.3 regarding any Confidential Information relating to or containing a Party’s trade secret that has been suitably identified to the other Party as such shall continue beyond the period set forth in this Section 10.3 (i.e., the Term plus [* * *]) so long as the subject matter remains a trade secret.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

10.4 Authorized Disclosures. The restrictions contained in Section 10.3 shall not apply to Confidential Information that are:

(a) made to an applicable Regulatory Authority as useful or required in connection with any filing, application or request for Regulatory Approval for a Licensed Product; provided that reasonable measures shall be taken to assure confidential treatment of such information;

(b) to the extent necessary, (i) in connection with a proposed financing transaction, merger, acquisition or other change of control of a Party or sale of all or substantially all of the assets of a Party or (ii) subject to subcontracting provisions set forth in this Agreement, to its Affiliates, directors, officers, employees, consultants, sublicensees of Hospira or Durect (or bona fide potential sublicensees of Hospira or Durect), vendors and clinicians who have a need to know such information in connection with a Party performing its obligations or exercising its rights under this Agreement, in each case under written agreements of confidentiality substantially similar or at least as restrictive as those set forth in this Agreement; provided, that either Party may enter into such written agreements that provide for shorter timeframes for maintaining confidentiality than those set forth in this Agreement with the written consent of the other Party;

(c) otherwise required by Applicable Laws or the requirements of a major U.S. securities exchange, in the reasonable opinion of legal counsel to the receiving Party, provided that the Party disclosing such Confidential Information shall exercise its Commercially Reasonable Efforts to obtain a protective order or other reliable assurance that confidential treatment shall be accorded and if possible give the other Party a reasonable opportunity to review and comment on any such disclosure in advance thereof (but not less than [* * *] Business Days, if possible, prior to the date of such disclosure);

(d) made in response to an order of a court of competent jurisdiction or other Regulatory Authority or any political subdivision or regulatory body thereof of competent jurisdiction; provided that the receiving Party shall first have, if reasonably possible, given notice to the disclosing Party and given the disclosing Party, at such disclosing Party’s own expense, a reasonable opportunity to quash such order or to obtain a protective order

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

requiring that the Confidential Information or documents that are the subject of such order be held in confidence by such court or Regulatory Authority or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such order shall be limited to that information which is legally required, in the reasonable opinion of legal counsel to the receiving Party, to be disclosed in such response to such court or governmental order; or

(e) is reasonably necessary in filing or prosecuting of Product Patent Rights or (ii) reasonably necessary in defending litigation related to Product Patent Rights if such litigation relates to this Agreement.

10.5 Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to seek an injunction, without the posting of any bond or other security, enjoining or restraining the other Party, its Affiliates and/or its licensees from any violation or threatened violation of this Article 10.

10.6 Patient Information. The Parties shall abide (and cause their respective Affiliates and sublicensees to abide), and take (and cause their respective Affiliates and sublicensees to take) all reasonable and appropriate actions to ensure that all Third Parties conducting or assisting with any Clinical development activities hereunder in accordance with, and subject to the terms of this Agreement, to abide, to the extent applicable, by all Applicable Laws concerning the confidentiality or protection of patient identifiable information and other patient protected health information.

11. REPRESENTATIONS AND WARRANTIES

11.1 Representations and Warranties of the Parties.

Each Party represents and warrants to the other Party that as of the Effective Date:

(a) Corporate Power. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, and has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(b) Due Authorization. Such Party has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement and has full power and authority to enter into this Agreement and perform its obligations under this Agreement;

(c) Binding Agreement. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms hereof, subject to and limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors’ rights; and (ii) judicial discretion in the availability of equitable relief;

(d) Consents. With the exception of required Regulatory Approvals, such Party has obtained, or is not required to obtain, the consent, approval, order, or authorization of any Third Party, or has completed, or is not required to complete, any registration, qualification, designation, declaration or filing with, any Governmental Entity, in connection with the execution and delivery of this Agreement and the performance by such Party of its obligations under this Agreement, including any grant of rights to the other Party pursuant to this Agreement;

(e) Conflicts. The execution and delivery of this Agreement, and the performance by such Party of its obligations under this Agreement, including the grant of rights to the other Party pursuant to this Agreement, does not and will not: (i) conflict with or violate any provision of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, (ii) conflict with, nor result in any violation of or default under any instrument, judgment, order, writ, decree, contract or provision to which such Party is otherwise bound, and (iii) conflict with any rights granted by such Party to any Third Party or breach any obligation that such Party has to any Third Party;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(f) Every employee of such Party has an obligation to assign his or her inventions to such Party to the extent such inventions are within the scope of his or her activities for such Party with respect to this Agreement, and all such employees and every consultant retained by such Party to provide services to such Party has an obligation to maintain the confidentiality of such Party’s confidential information;

(g) As of the Effective Date, each Party is in compliance with Section 3.4.

(h) Debarment. Neither Party, nor any of its Affiliates, employees or agents working on its behalf, has ever been, is currently, or is the subject of a proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Individual. Such Party further covenants, represents and warrants that if, during the Term of this Agreement, it, or any of its Affiliates, employees or agents working on the other Party’s behalf, becomes or is the subject of any FDA investigation or debarment proceeding that could lead to that Party becoming, as applicable, a Debarred Entity or Individual, the Party shall immediately remove such Affiliate, employee or agent from performing services related to this Agreement and notify the other Party. In the event that the Party does not immediately remove such Affiliate, employee or agent from performing under this Agreement, the other Party shall have the right to immediately terminate this Agreement. For purposes of this provision, the following definitions shall apply:

(i) A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application.

(ii) A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.2 Additional Representations and Warranties of Durect. Durect hereby further represents, warrants and covenants to Hospira that as of the Effective Date:

(a) Grant of License.

(i) Durect is the sole and exclusive owner of the entire right, title and interest in the Durect Technology in existence on the Effective Date, and has the right to grant to Hospira the rights specified herein. The Product Patent Rights and the SABER™ Patent Rights constitute all of the Patents Controlled by Durect and its Affiliates or licensed to Durect or its Affiliates as of the Effective Date that would be infringed by the Exploitation of a Licensed Product in the Field in the Territory. The Product Know-How constitutes all the Know-How Controlled by Durect and its Affiliates or licensed to Durect or its Affiliates that would be infringed by the Exploitation of a Licensed Product in the Field in the Territory. All fees required to maintain issued and pending Patent Rights have been paid to date;

(ii) prior to the Effective Date, Durect has delivered to Hospira a true, correct and complete copy of the Nycomed Agreement, with all redactions expressly noted; other than the Nycomed Agreement, Durect has not entered into any license or similar grant of rights between Durect, on the one hand, and a Third Party, on the other hand, pursuant to which Durect grants to any such Third Party a license or other rights with respect to the Product Patent Rights or Product Know-How in each case for Exploitation of a Licensed Product; furthermore, Durect has not entered into any agreement with any Third Party pursuant to which it grants a license or other rights with respect to the Durect Technology for Exploitation of a Licensed Product in the Field in the Territory;

(iii) except for Nycomed’s consent to the sublicense by Durect to Hospira of the right to use the OPTESIA™ mark under Section 3.6(b), no provision of the Nycomed Agreement or any other agreement between Durect and any other Third Party (i) requires the consent of any Third Party (including Nycomed) in order for Durect to grant to Hospira, or Hospira, in turn to grant to its Affiliates, (ii) precludes Durect from granting to Hospira, or Hospira in turn from granting to its Affiliates or sublicensees, in each case ((i) and (ii)), a license or a sublicense under the rights granted to Hospira with respect to the Exploitation of a Licensed Product in accordance with the terms and conditions of this

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement, in each case in the Field in the Territory; or (iii) grants to a Third Party (including Nycomed) the right to prevent Hospira from engaging in any Clinical Trials for a Licensed Product in the Field in the Territory or to require Durect to exercise its right set forth in the first sentence of Section 5.4;

(b) Regulatory Filings. With respect to the Initial Licensed Product (i) to its Knowledge, each regulatory filing made by Durect was, at the time of filing, true, complete and accurate in all material respects, (ii) no serious adverse event information has come to the attention of Durect that is materially different in terms of the incidence, severity or nature of such serious adverse events than that which was filed as safety updates to the IND or disclosed or made available to Hospira, (iii) to its Knowledge, Durect has not failed to disclose or make available any material safety or toxicity information to Hospira, (iv) to its Knowledge, all written data summaries prepared by Durect that were included in the Regulatory Filings and that are based on Clinical Trials conducted or sponsored by Durect accurately summarize in all material respects the corresponding raw data underlying such summaries, and (v) to the Knowledge of Durect, all of the studies, tests and Preclinical and Clinical Trials conducted prior to, or being conducted as of, the Effective Date were conducted, or are being conducted, in accordance with Applicable Laws, and in the case of Clinical Trials, the then valid cGCP. “cGCP” shall mean the current standards for Clinical Trials for drugs, as set forth in the FDC Act and applicable FDA regulations (including without limitation 21 C.F.R. Parts 50, 54 and 56) and guidances promulgated thereunder, as amended from time to time;

(c) No Existing Claims. The Product Patent Rights, the SABER Patent Rights, the Product Know-How and POSIDUR trademark and, to Durect’s Knowledge, the OPTESIA trademark, are valid and in good standing, all assignments for such Patents have been appropriately obtained and recorded, all inventors have been correctly and appropriately listed, and no inventorship disputes exist. To Durect’s Knowledge, in the Territory, there is no claim or demand of any Person pertaining to or any proceeding which is pending or threatened that challenges Durect’s interest in the Product Patent Rights, the SABER Patent Rights, the Product Know-How or any of the Initial Licensed Product Trademarks or makes any adverse

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

claim of ownership thereof. To Durect’s Knowledge, none of the relevant Patents, or Know-How in the Product Patent Rights, the SABER Patent Rights, the Product Know-How and any Initial Licensed Product Trademarks are the subject of any pending or threatened, adverse claim, judgment, injunction, order, decree or agreement restricting its use in connection with a Licensed Product in the Field in the Territory.

(d) Future Authorizations. Durect shall obtain and maintain during the Term all authorizations, consents and approvals, governmental or otherwise, necessary for Durect to grant the rights and licenses granted by Durect under this Agreement.

(e) Non-Infringement. As of the Effective Date, (i) Durect has no Knowledge of any Third Party Patent that would be infringed or Third Party trade secret that would be misappropriated by the development, Manufacture and/or Commercialization of the Initial Licensed Product in the Field in the Territory, (ii) Durect has no Knowledge of any infringement or misappropriation by a Third Party of the Durect Technology, the Product Patent Rights and/or Product Know-How, and (iii) Durect has received no written claims relating to any such (including corresponding use of any Initial Licensed Product Trademark) infringement or misappropriation. None of the Durect trademarks Durect requests Hospira to utilize pursuant to Section 3.6(c) shall, at any time during the Term, infringe a Third Party trademark or copyright.

(f) No Litigation. As of the Effective Date, there is no pending, settled or, to its Knowledge, threatened litigation with respect to the SABER Delivery System or the Licensed Products or that may materially affect Durect’s ability to grant the rights and licenses granted by Durect under this Agreement.

(g) No Additional Material Information. The documentation disclosed or made available by Durect as requested by Hospira in connection with Hospira’s due diligence in entering into this Agreement, to Durect’s Knowledge is, in all material respects, true, complete and unredacted (except as expressly noted in such documentation).

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11.3 Disclaimer of Other Warranties. EXCEPT AS SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES WITH RESPECT TO THE MANUFACTURE OF PRODUCT, ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT OR OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

11.4 Survival of Representations. The representations and warranties set forth in this Agreement shall survive indefinitely.

12. INDEMNIFICATION; INSURANCE

12.1 Indemnification by Durect. Durect shall indemnify, defend and hold harmless Hospira and its Affiliates, and their respective directors, officers, employees and agents and permitted assigns including, its Commercial Sublicensees and Permitted Sublicensees (each a “Hospira Related Party”) from and against any and all liabilities, damages, losses, judgments, penalties, fines, settlements, and costs and expenses (including reasonable fees of attorneys and other professionals) (collectively, “Damages”) resulting from Third Party claims that arise out of or result from: (i) Durect’s breach of this Agreement, including a breach of any of Durect’s representations, warranties, covenants or agreements hereunder; (ii) negligence or willful misconduct by or on behalf of Durect or any of its Affiliates, designees, licensees, representatives or agents in the performance of its activities under this Agreement; (iii) the development, manufacture, promotion or sale of any Licensed Product outside the Territory by or on behalf of Durect, its Affiliates, any licensee and/or any sublicense; or (iv) the development, manufacture, promotion or sale of a Licensed Product by or on behalf of Durect, its Affiliates, any licensee and/or sublicensee after the termination of the license granted to Hospira under this Agreement.

12.2 Indemnification by Hospira. Hospira shall indemnify, defend and hold harmless Durect and its Affiliates and their respective directors, officers, employees and agents (each a

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Durect Related Party”) from and against any and all Damages resulting from Third Party claims that arise out of or result from (i) any breach by Hospira of this Agreement, including breach by Hospira of its representations, warranties, covenants or agreements hereunder; (ii) negligence or willful misconduct by or on behalf of Hospira or any of its Affiliates, designees, licensees, representatives or agents in the performance of its activities under this Agreement; or (iii) negligence or willful misconduct by or on behalf of Hospira or any of its Affiliates, designees, licensees, representatives or agents (other than Durect and any of Durect’s Affiliates, designees, licensees, representatives or agents) in the Manufacture or Commercialization of a Licensed Product by Hospira, or any of its Commercial Sublicensees, Affiliates under this Agreement.

12.3 Shared Liability. If Damages arise out of Third Party claims that are subject to indemnification by Hospira under Section 12.2 and also subject to indemnification by Durect under Section 12.1, then the Parties shall indemnify each other to the extent of their respective liability for the Damages. In the event that the Parties cannot agree to their respective indemnity obligations hereunder, a Party shall be free at any time to seek resolution of the respective indemnity obligations of the Parties under this Section 12 pursuant to the provisions set forth in Section 14.10.

12.4 Indemnification Procedure. Upon receipt by the Party seeking indemnification hereunder (an “Indemnified Party”) of notice of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to Damages, the Indemnified Party shall give prompt written notice thereof to the Party from which indemnification is sought (the “Indemnifying Party”) indicating the nature of the claim and the basis therefore, provided that the failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent the Indemnifying Party or the defense of any such claim is materially prejudiced thereby. The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own Cost and by its own counsel, any such claim involving the asserted liability of the Indemnified Party. If any Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Indemnified Party of its intention to do so, and the Indemnified Party shall agree to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party shall not, as part of any settlement or other compromise, (i) admit to liability for which the Indemnifying Party is not fully indemnifying the Indemnified Party, or agree to an injunction or other relief with respect to activities of the Indemnified Party without the written consent of the Indemnified Party or otherwise adversely affect the business of the Indemnified Party in any manner, admit to any violation of any Applicable Laws or any violation of the rights of any Person, or adversely affect the Indemnified Party’s rights under this Agreement. Notwithstanding an election by the Indemnifying Party to assume the defense of any claim as set forth above, such Indemnified Party shall have the right (at its own Cost if the Indemnifying Party has elected to assume such defense) to employ separate counsel and to participate in the defense of any claim.

12.5 LIMITATION ON DAMAGES. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EXCEPT IN CIRCUMSTANCES OF INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS SET FORTH IN ARTICLE 12 AND BREACHES OF A PARTY’S CONFIDENTIALITY OBLIGATIONS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOST REVENUES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

12.6 Insurance. Each Party shall carry and maintain in full force and effect while this Agreement is in effect and for [* * *] years thereafter if written on a claims made or occurrence reported form, the types of insurance specified below with carriers maintaining an AM Best rating of no lower than A-VII:

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(a) Commercial general liability insurance including premises operations, contractual liability, personal injury and advertising injury including fire legal liability for bodily injury and property damage with combined limits of not less than $[* * *] per occurrence and $[* * *] in the aggregate for bodily injury, including death, and property damage;

(b) Workers’ compensation insurance in the amounts required by the law of the Jurisdictions, countries or states in which such Party’s workers are located;

(c) Employer’s Liability with a limit of liability in an amount of not less than $[* * *];

(d) Commercial Automobile Liability for owned, hired and non-owned motor vehicles with a combined single limit in an amount not less than $[* * *] each occurrence;

(e) Umbrella liability insurance with a policy limit of at least $[* * *] per occurrence and in the aggregate;

(f) Products liability insurance with a policy limit of at least $[* * *] per occurrence and in the aggregate; provided that Hospira shall have a policy with a limit of no less than $[* * *] upon First Commercial Sale of the Initial Licensed Product in the Territory; and

(g) Cargo/Transit insurance covering all risks of physical loss or damage to cargo handled by Supplier at a full replacement cost.

Each Party shall include the other party and their subsidiaries, affiliates, directors, officers, employees and agents as additional insureds with respect to Commercial General Liability and Products Liability but only as their interest may appear by written contract. Prior to commencement of services, and annually thereafter, each Party shall furnish to the other Party certificates of insurance evidencing the insurance coverages stated above and shall endeavor to provide at least [* * *] days written notice to the other Party prior to any cancellation, non-renewal

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

or material change in said coverage. In the case of cancellation, non-renewal or material change in said coverage, each Party shall promptly provide to the other Party with a new certificate of insurance evidencing that the coverage meets the requirements in Section 12.6. Each Party agrees that its insurance shall act as primary and noncontributory from any other valid and collectible insurance maintained by the other Party. Each party may, at its option, satisfy, in whole or in part, its obligation under this Section 12.6 through its self- insurance program. If either Party chooses to self-insure, then that Party must indemnify the other Party to the same as an additional insured would be in a traditional insurance policy.

13. TERM AND TERMINATION

13.1 Term of Agreement. This Agreement shall become effective as of the Effective Date and, unless earlier terminated as provided in this Agreement, shall remain in effect until the latest to expire of the Royalty Term for the Initial Licensed Product or any Future Licensed Product in the Territory (the “Term”).

13.2 Termination for Material Breach. In the event of an alleged material breach of this Agreement by a Party, the other Party must give the Party that is allegedly in default notice thereof if such non-breaching party intends to terminate the Agreement pursuant to this Section 13.2. Any dispute regarding an alleged material breach of this Agreement shall be resolved in accordance with this Section 13.2. [* * *] If, however, a Party receives a notice of material breach that relates solely to the payment of amounts due hereunder, and (a) there is no dispute as to the amounts owed and (b) such material breach for non-payment is not cured within [* * *] days after receipt of such notice, the notifying Party shall be entitled to terminate this Agreement by giving written notice to the defaulting Party. In the event that the Neutral (as defined in Schedule 14.10), in accordance with the procedures set forth in Section 14.10, has rendered a ruling that a Party has materially breached this Agreement, which ruling specified the remedies imposed on such breaching Party for such breach, and the breaching Party has failed to comply with the terms of such adverse ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Party has failed to commence compliance and/or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, or in the event the material breach cannot be remedied, [* * *], then in each case the non-breaching Party shall have the following rights:

(a) if Hospira is the breaching Party that failed to cure such breach or, if applicable comply with an adverse ruling and if the basis for such breach is Hospira’s failure to abide by a material obligation under this Agreement, Durect may terminate this Agreement by delivering written notice to Hospira after the expiration of the period during which Hospira was to comply as set forth in the adverse ruling (if applicable);

(b) where Hospira is the breaching party that failed to comply with an adverse ruling and if the basis for such breach is Hospira’s failure to use Commercially Reasonable Efforts to Commercialize a Licensed Product in a particular Jurisdiction, Durect may upon written notice given after the expiration of the period to comply, terminate Hospira’s license rights solely with respect to the Licensed Product in the particular Jurisdiction; and

(c) if Durect is the breaching Party that failed to cure such breach or, if applicable, comply with an adverse ruling and if the basis for such breach is Durect’s failure to abide by a material obligation under this Agreement, Hospira may terminate this Agreement by delivering written notice to Durect after the expiration of the period during which Durect was to comply as set forth in the adverse ruling (if applicable) but, at its sole discretion, may, notwithstanding any language to the contrary, retain its license rights and other rights under this Agreement subject to the royalty payments in Section 6.2 and the milestone payments in Section 6.1 and Commercial Sublicense Fees in Section 6.3; provided, however, that Hospira shall be entitled to deduct from the royalty and milestone payments otherwise due to Durect [* * *]; and provided, further, that Hospira’s license rights shall also be subject to all the provisions of this Agreement directly applicable to such license rights.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.3 Termination for Product Withdrawal or Material Adverse Event. If during the development, Manufacture, or Commercialization of a Licensed Product, such Licensed Product becomes subject to one or more Serious Adverse Drug Experiences (as defined below) or either Party receives notice from a Regulatory Authority, independent review committee, data safety monitoring board or another similar Clinical Trial or post-marketing monitoring body alleging significant concern regarding a patient safety issue or notice of withdrawal of the Licensed Product from the market in the Territory or Hospira, in good faith, has a reasonable safety concern with respect to the viability of the Licensed Product, Hospira shall have the right, upon [* * *] prior written notice to Durect setting forth the reasons therefor, to terminate this Agreement. For purposes of this Agreement, a “Serious Adverse Drug Experience” means any adverse drug experience occurring at any dose that results in any of the following outcomes: death, a life-threatening adverse drug experience, inpatient hospitalization or prolongation of existing hospitalization due to a Licensed Product, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a Serious Adverse Drug Experience when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

13.4 Termination for Insolvency. Either Party may terminate this Agreement effective immediately upon written notice to the other Party in the event a Party files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within [* * *] days of the filing thereof.

13.5 Other Termination Rights. Prior to [* * *], Hospira may terminate this Agreement upon [* * *] prior written notice to Durect after [* * *]. After [* * *], Hospira may terminate the Agreement in its entirety or with respect to any or all Jurisdictions without cause upon [* * *] prior written notice to Durect, in which case the Territory shall be modified to exclude any such terminated Jurisdiction therefrom. [* * *].

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.6 Effect of Termination or Expiration.

(a) Early Termination. In the event of the early termination of the Agreement in its entirety or with respect to a Licensed Product and/or Jurisdiction, except as otherwise expressly provided in this Agreement, including in Section 13.2(c), as applicable:

(i) the rights and obligations of the Parties hereunder with respect to the applicable Licensed Product in the applicable Territory or Jurisdiction, including any Manufacture, Commercialization and/or payment obligations not due and owing as of the termination shall immediately cease;

(ii) all licenses granted by Durect to Hospira in Section 3 and 4.4 shall terminate with respect to the applicable Licensed Product in the applicable Territory or Jurisdiction, as applicable;

(iii) Hospira shall or shall cause its Affiliates and Commercial Sublicensees, if any, to assign or transfer to Durect (to the extent not already owned by Durect) at no Cost, all Regulatory Documentation, Regulatory Approvals, Product Trademarks (and goodwill associated therewith) Controlled by Hospira or its Affiliates, as applicable, that relate to the Exploitation of the applicable Licensed Product in the Territory or Jurisdiction as applicable (collectively, the “Product Material);

(iv) Hospira will cooperate in any reasonable manner requested by Durect to achieve a smooth transition of the Manufacture and Commercialization of the applicable Licensed Product to Durect or its licensees in the particular terminated Jurisdiction or the Territory, as applicable; without limiting the foregoing, if Durect so elects, Hospira shall, at no Cost to Durect, facilitate and cause Hospira Worldwide to amend the Supply Agreement such that the Supply Agreement is restored to its status quo ante before any amendments due to this Agreement;

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(v) if Hospira has inventory of the applicable Licensed Product for Commercialization in the Territory or a particular terminated Jurisdiction, as applicable, at Durect’s sole discretion: [* * *];

(vi) in the event of the termination of the Agreement by Hospira pursuant to Sections 13.2(c), and Hospira elects to retain the license to Exploit a Licensed Product, Durect will cooperate in any reasonable manner requested by Hospira to achieve a smooth transition of the development of the applicable Licensed Product to Hospira or its Affiliates or sublicensees; and

(vii) each Party, at the request of the other Party, shall return or destroy, and thereafter provide to the other Party written certification evidencing such destruction, all data, files, records and other materials in its possession or control containing or comprising the other Party’s Confidential Information.

(b) Expiration.

(i) Upon the expiration of the Royalty Term in a Jurisdiction with respect to a Licensed Product, all licenses with respect to such Licensed Product in such Jurisdiction, including the license rights granted under Section 3.1 and Section 4.4 herein, shall be fully paid-up, exclusive, royalty free, irrevocable and perpetual.

(ii) Upon the expiration of the Term of this Agreement, all licenses with respect to all Licensed Products in all Jurisdictions in the Territory, including the license rights granted under Section 3.1 and Section 4.4 herein, shall be fully paid-up, exclusive, royalty free, irrevocable and perpetual.

(c) Upon Early Termination or Expiration. In addition, upon expiration or termination of this Agreement, in whole or in part, for any reason, (i) except as provided in Section 13.6 or 13.7, all rights and obligations of the Parties hereunder shall terminate, and (ii) nothing herein shall be construed to release either Party from any accrued rights or obligations that matured prior to the effective date of such expiration or termination, nor preclude either Party from pursuing any right or remedy it may have hereunder or at law or in equity with respect to any breach of this Agreement.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

13.7 Surviving Provisions. Expiration or any termination of this Agreement shall not release a party from the obligations to make any payments that were due or had accrued prior to the effective date of such termination (including non-cancelable obligations or commitments made in good faith prior to notice of termination), and the following Sections of this Agreement shall survive any expiration or termination of this Agreement for any reason: Sections 1, 3.3, 4.4 (first sentence only), 6.2 (last sentence only), 7.4, 7.5, 7.6, 9.1, 9.2(b), (c) and (d), 9.6 (unless the Agreement has been terminated by Durect pursuant to Section 13.2), 9.7 (unless the Agreement has been terminated by Durect pursuant to Section 13.2), 10, 11, 12, 13.6, 13.7 and 14.

14. MISCELLANEOUS PROVISIONS

14.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

14.2 Assignment. Except as otherwise expressly provided in this Agreement, neither Party shall assign this Agreement or its rights or obligations hereunder without the express written consent of the other Party hereto, except that either Party may assign or transfer this Agreement and its rights or obligations hereunder without the consent of the other Party to (i) an Affiliate, (ii) any assignee of all or substantially all of its business or assets relating to the subject matter of this Agreement, or (iii) its successor pursuant to an operation of law. An assignment or transfer by a Party pursuant to this Section 14.2 shall be binding on its successors or assigns. Except as otherwise expressly provided in this Agreement, no such assignment or transfer shall be valid or effective unless done in accordance with this Section 14.2.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.3 Notice. Any notice, request or other communication required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered, facsimile transmission (receipt verified), electronic mail or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

In the case of Durect, to:

Durect Corporation

2 Results Way

Cupertino, CA 95014

Attention: General Counsel

Facsimile No:(408) 777-3577

Telephone No:(408) 777-1417

In the case of Hospira, to:

Hospira Inc.

275 North Field Drive

Lake Forest, Illinois 60045

Attn: General Counsel

Fax: 224-212-2086

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service.

14.4 Use of Name. Except as otherwise provided herein, Durect, on the one hand, and Hospira on the other hand, shall not have any right, express or implied, to use in any manner the name or other designation of the other or any other trade name, trademark or logos of the other for any purpose, unless consented to in writing by the other Party.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.5 Waiver. A waiver by any Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and except as specifically provided herein none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

14.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement. This Agreement, to the extent signed and delivered by means of a facsimile machine (or pdf-file attachment to Email), shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

14.7 Severability. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

14.8 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

14.9 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of [* * *] without regard to conflicts of law principles.

14.10 Alternative Dispute Resolution. Unless expressly provided herein, any dispute, difference or question arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party shall be resolved in accordance with the alternative dispute resolution (“ADR”) procedure set forth in Schedule 14.10.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.11 Compliance with Laws. Each Party shall review in good faith and cooperate in taking actions to ensure compliance of this Agreement and the Parties’ activities hereunder with all Applicable Laws. Each Party shall provide the other Party such reasonable assistance as may be required for the Party requesting such assistance to comply with all Applicable Laws necessary to permit the Parties to perform hereunder and to exercise their respective rights hereunder.

14.12 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement to the extent that such failure or delay is due to Force Majeure, and without the willful wrongdoing, recklessness or gross negligence of the Party so failing or delaying. For purposes of this Agreement, “Force Majeure” is defined as causes beyond the reasonable control of the Party, including acts of God; war; terrorism; civil commotion; fire, flood, earthquake or explosion; strike, riot or epidemic. In the event that the ability of Durect or Hospira to perform its obligations under this Agreement, as the case may be, shall be so affected, the affected Party shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement for the duration of such Force Majeure and for so long as it is unable to perform its obligations hereunder. To the extent possible, each Party shall use Commercially Reasonable Efforts to minimize the duration of any Force Majeure.

14.13 Entire Agreement. This Agreement including schedules and exhibits thereto, including the Development Plan together with all other future written agreements entered into by the Parties and specifically made a part of this Agreement, constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.14 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

14.15 No Third Party Beneficiaries. Except for rights and obligations specifically referred to herein that apply to Affiliates, sublicensees or licensees of the Parties, nothing in this Agreement is intended to confer on any Person other than Durect or Hospira any rights or obligations under this Agreement, and there are no intended Third Party beneficiaries to this Agreement.

14.16 Descriptive Headings; Certain Terms. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

14.17 Fees and Payments. All fees and payments properly paid by one Party to the other under this Agreement shall be deemed non-refundable unless expressly provided to the contrary herein.

14.18 No Implied Licenses. Except as specifically and expressly granted in this Agreement, no rights or licenses to any intellectual property rights are granted by either Party to the other, by implication, estoppel or otherwise, and each Party specifically reserves all its rights with respect to any intellectual property rights not specifically granted hereunder. Furthermore, unless expressly provided otherwise herein, each Party may use and practice its own Intellectual Property Rights, technology and data in any manner not inconsistent with the terms of this Agreement without the consent of the other Party and without obligation to notify the other Party of its intended use.

14.19 Information for Financial Reporting. In addition to any reports provided by the Parties hereunder, including the reports provided by Hospira pursuant to Section 7.1, each

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Party agrees to use reasonable efforts to provide the other party such financial information, including Development Costs and/or royalties in each calendar month within [* * *] weeks of the end of each calendar month to allow the other Party to accrue the proper expenses and revenues as required by GAAP and required for financial reporting under Applicable Laws; provided however, for clarity, this Section 14.19 shall not be construed to require a Party to disclose any information that is not otherwise required to be disclosed to the other Party under the terms of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.

Durect Corporation

By:	/s/ James E. Brown
Name:	James E. Brown
Title:	President and Chief Executive Officer

Hospira, Inc.

By:	/s/ Brian J. Smith
Name:	Brian J. Smith
Title:	Sr. Vice President

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.19- Development Costs

Development Costs are equal to the sum of the following, in each case reasonably incurred by a Party in the performance of the Development Plan: (i) labor cost of such Party’s research and development personnel charged as set forth below, (ii) direct outside expenditures, and (iii) capital asset expenditures.

[* * *]

[* * *]	[* * *]

[* * *]	[* * *]

[* * *]	[* * *]

[* * *]	[* * *]

[* * *]	[* * *]

[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.35- Initial Licensed Product Description

[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.55 - Product Patents Rights

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[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.63—SABER™ Patents Rights

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[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

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[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.1- Initial Members of JEC

[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 2.2- Initial Members of JSC

[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 8.1

[* * *]

[* * *]	[* * *]		[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 8.3

[* * *] Supply Agreement

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 14.10 – Alternative Dispute Resolution

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